As filed with the Securities and Exchange Commission on October 10, 2007
File No. 333-144871
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRDC ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

Delaware	6770	26-0500600
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Manhattanville Road
Purchase, New York 10577
(914) 272-8067
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Richard A. Baker, Chief Executive Officer
3 Manhattanville Road
Purchase, New York 10577
(914) 272-8067
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies to:

Samir A. Gandhi, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (212) 839-5599 — Facsimile	Floyd I. Wittlin, Esq. Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 (212) 705-7000 (212) 702-3625 — Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount being	Offering	Aggregate	Registration
Security to be Registered	Registered	Price per Security(1)	Offering Price(1)	Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	34,500,000 Units	$10.00	$345,000,000	$10,592
Shares of Common stock included as part of the Units	34,500,000 Shares	—	—	—(3)
Warrants included as part of the Units	34,500,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	34,500,000 Shares	$7.50	$258,750,000	$7,944
Total			$603,750,000	$18,536(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 4,500,000 Units and 4,500,000 shares of Common Stock and 4,500,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2007

Prospectus
$300,000,000
NRDC ACQUISITION CORP.

30,000,000 Units

NRDC Acquisition Corp. is a recently organized blank check company formed to acquire one or more operating businesses through a merger, capital stock exchange, stock purchase, asset acquisition or similar business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration or contemplation. We have not, nor has anyone on our behalf, contacted or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit will be offered at a price of $10.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50. Each warrant will become exercisable on the later of our consummation of an initial business combination or          , 2008 and will expire on          , 2011 or earlier upon redemption of the warrants by us.

NRDC Capital Management, LLC, an entity indirectly owned and controlled by our executive officers, has agreed to purchase an aggregate of 8,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $8,000,000 in a private placement immediately prior to the completion of this offering. All of the proceeds we receive from this purchase will be placed in the trust account described below. The “private placement warrants” to be purchased will be identical to the warrants underlying the units being offered by this prospectus except that the private placement warrants are exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees. NRDC Capital Management, LLC has agreed that, with certain exceptions described herein, the private placement warrants will not be sold or transferred until after we have consummated our initial business combination. None of the shares purchased by NRDC Capital Management, LLC prior to the completion of this offering will have any right to liquidating distributions in the event we fail to consummate a business combination. The holders of our common stock on the date of this prospectus, whom we refer to as our existing stockholders, including our executive officers and directors, have agreed that they will vote all shares of common stock owned by them prior to the completion of this offering with respect to a business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders, other than our existing stockholders, and they will not have any conversion rights with respect to such shares.

In addition, NRDC Capital Management, LLC has agreed to purchase from us an aggregate of 2,000,000 of our units, which we refer to as the co-investment, at a price of $10.00 per unit for an aggregate purchase price of $20,000,000 in a private placement that will occur immediately prior to our consummation of our initial business combination. These co-investment units will be identical to the units sold in this offering except that the common stock and the warrants included in the co-investment units, and the common stock issuable upon exercise of those warrants, with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable only after the date on which the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period beginning at least 90 calendar days after the consummation of our initial business combination, (2) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (3) not subject to redemption by us.

NRDC Capital Management, LLC, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and our executive officers and directors have also entered into a right of first offer agreement under the terms of which they have agreed, subject to the respective pre-existing fiduciary duties of our executive officers and directors, to submit opportunities to enter into a business combination with an operating business to us before any other entity. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

We have granted the underwriters a 30-day option to purchase up to 4,500,000 additional units solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol NAQ.U on or promptly after the date of this prospectus. The common stock and warrants each will begin separate trading five trading days after the earlier to occur of the termination of the underwriters’ over-allotment option or the exercise in full by the underwriters of that option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols NAQ and NAQ.WS, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 21 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(1)

Public Offering Price	$10.00	$300,000,000

Underwriting Discounts and Commissions(2)(3)	$0.70	$21,000,000

Proceeds, Before Expenses, to Us	$9.30	$279,000,000

(1)	The underwriters have an option to purchase up to an additional 4,500,000 units at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us, will be $345,000,000, $24,150,000 and $320,850,000, respectively. See the section entitled “Underwriting” on page 105 of this prospectus.

(2)	Includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. However, the underwriters have waived their right to the deferred discounts and commissions with respect to those units as to which the component shares have been converted into cash by public stockholders who voted against the business combination and exercised their conversion rights. See “Underwriting — Discounts and Commissions.”

(3)	Of the net proceeds we receive from this offering and in the private placement, including deferred underwriting discounts and commissions of $10,500,000 ($12,075,000, if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, $296,450,589 ($339,875,589 if the underwriters’ over-allotment option is exercised in full), or approximately $9.88 per unit, will be deposited in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. The underwriters are not receiving any discounts or commissions with respect to the warrants to be purchased in the private placement.

We are offering the units for sale on a firm-commitment basis. Banc of America Securities LLC is acting as the sole manager of this offering and expects to deliver our securities to investors in the offering on or about          , 2007.
Banc of America Securities LLC
The date of this prospectus is          , 2007.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors and the financial statements and the related notes and schedules thereto. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option. In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act. You will not be entitled to protection normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 21 of this prospectus. Unless otherwise stated in this prospectus,

•	references to “we,” “us,” or “our” refer to NRDC Acquisition Corp.;

•	the term “business combination” as used in this prospectus means an acquisition by us through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination with one or more operating businesses;

•	the term “existing stockholders” refers to those persons who owned shares of our common stock immediately prior to the completion of this offering and includes all of our executive officers and directors;

•	the term “sponsor” refers to NRDC Capital Management, LLC, one of our existing stockholders;

•	the term “public stockholder” refers to those persons who purchase securities offered by this prospectus in this offering or in the secondary market, including any of our existing stockholders; and

•	the information in this prospectus reflects a 6 for 5 stock split of our common stock to be effected prior to this offering.

However, our existing stockholders’ status as a “public stockholder” shall exist only with respect to those securities offered pursuant to this prospectus.

Overview

We were organized and are sponsored by NRDC Capital Management, LLC, a recently organized Delaware limited liability company. All of the interests in our sponsor are owned by William L. Mack, Robert C. Baker, Richard A. Baker and Lee S. Neibart, our four executive officers. NRDC Real Estate Advisors, LLC and its affiliate, NRDC Equity Partners, which also is wholly-owned by our four executive officers, are referred to herein, collectively, as NRDC. Our sponsor will provide administrative services to us, but otherwise has no business activities other than sponsoring us.

We are a recently organized blank check company formed to complete a business combination with one or more operating businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location, but will focus on those opportunities that our management believes provide opportunities for growth. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not, nor have any of our agents or affiliates, been approached by any prospective target business, or representatives of any prospective target business, with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any action, directly or indirectly, to identify or locate a specific target business, and we have not engaged or retained any agent or representative to identify or locate a specific target business.

Business Strategy

Given our management team’s expertise in the real estate sector, we will initially focus our search for an initial business combination on operating businesses where we believe we can increase the value of the overall enterprise by altering the structure of or relationship between the operating business and its real estate and/or improving, expanding or repositioning the real estate underlying the operating business. We believe we can benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	An Established Business with a Proven Operating Track Record. We will seek established businesses with records of strong financial performance and sound operating results, or ones which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

•	Strong Industry Position. We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

•	Experienced Management Team. We will concentrate on target businesses with an experienced management team that has created an effective corporate culture and utilized best business practices in areas such as customer service, vendor relationships, recruiting and retention.

•	Ability For Us To Add Value. We will seek a target company where our management team has identified opportunities to improve the operating business through the implementation of marketing, operational, growth and management strategies to augment the company’s existing capabilities.

•	Underlying Real Estate Value. Given the inherent skills and experience of our management team, we will focus initially on operating businesses where we have the opportunity to create value from the real estate underlying the business.

Management

We believe that the skills and experience of our management team will be crucial to consummating a successful business combination. Our executive officers and directors have built and maintain extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private companies, brokers, private equity and venture capital firms, consultants, investment bankers, attorneys and accountants. Our executive officers and directors have an average of over 30 years of experience acquiring, building, operating, advising and selling public and private companies. Our management team includes:

William L. Mack — Chairman.  Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also a founder and Senior Partner of Apollo Real Estate Advisors and is the President of the corporate general partners of the Apollo real estate funds. Mr. Mack is also a Senior Partner of the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments. Mr. Mack serves as non-executive Chairman of the Board of Directors of Mack-Cali Realty Corporation, a publicly traded real estate investment trust.

Robert C. Baker — Vice-Chairman.  Mr. Baker is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also the founder, Chairman and CEO of National Realty & Development Corporation, a private real estate development company owned by him and Richard A. Baker. Since 1978,

National Realty & Development Corporation has amassed a property portfolio in excess of 18 million square feet, consisting of shopping centers, corporate business centers and residential communities in 20 states.

Richard A. Baker — Chief Executive Officer.  Mr. Baker is a founder and President and Chief Executive Officer of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. Mr. Baker is also vice chairman of National Realty & Development Corporation. Richard Baker is Chairman of Lord & Taylor Holdings, LLC.

Lee S. Neibart — President.  Mr. Neibart is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also a Senior Partner of Apollo Real Estate Advisors, where he has worked since 1993. Mr. Neibart oversees the global day-to-day activities of Apollo Real Estate Advisors including portfolio company and fund management, strategic planning and new business development. From 1989 to 1993, Mr. Neibart worked at the Robert Martin Company, a commercial real estate development management firm.

For additional information on the background of our executive officers and directors, please see the sections in this prospectus entitled “Proposed Business — Experienced Executive Management Team” and “Management.”

Our executive officers currently intend to stay involved in our management following our initial business combination. The roles that they will fulfill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them, the terms of which have not been determined.

Right of First Offer; Conflicts

We have entered into a business opportunity right of first offer agreement with our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and with our executive officers and directors. This right of first offer provides that, subject to the respective pre-existing fiduciary duties of our executive officers and directors, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties becomes aware of, or involved with, a business combination opportunity with any operating business. Subject to the respective pre-existing fiduciary duties of our executive officers and directors, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company for which such executive officer or director serves as an officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination that must be presented to any company for which such executive officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners) will not be presented to us until after such executive officer or director has presented the opportunity to such company and such company has determined not to proceed.

Our executive officers owe a pre-existing fiduciary duty to the following companies and entities:

•	Mr. Mack is affiliated with, and owes pre-existing fiduciary duties, to:

•	the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments, as a Senior Partner, and

•	Mack-Cali Realty, a publicly traded real estate investment trust, as its non-executive chairman.

•	Mr. Richard A. Baker is affiliated with, and owes pre-existing fiduciary duties, to:

•	Lord & Taylor Holdings LLC, a national upscale specialty department store, as Chairman of its board of directors, and

•	Hudson’s Bay Company, Canada’s largest diversified general merchandise retailer holding interests in discount, specialty and department stores, as a director.

•	Mr. Neibart is affiliated with, and owes pre-existing fiduciary duties, to Linens ‘N Things, a national retailer of home textiles, housewares and home accessories, as a director.

Our independent directors owe a pre-existing fiduciary duty to the following companies and entities:

•	Michael J. Indiveri is affiliated with, and owes pre-existing fiduciary duties, to Amalgamated Bank, a union-owned banking services company, as Chief Financial Officer.

•	Edward H. Meyer is affiliated with, and owes pre-existing fiduciary duties, to:

•	Ethan Allen Inc., a national home furnishings company, as a director,

•	Ocean Road Advisors, Inc., an investment management company that directs the investment and related activities of several family offices, as Chairman, Chief Executive Officer and Chief Investment Officer,

•	The Jim Pattison Group, a conglomerate based in Canada that focuses on the automotive, media, packaging, food sales and distribution, magazine distribution, entertainment, export and financial industries, as a director,

•	National Cinemedia LLC, a national cinema advertising company, as a director, and

•	Harman International Industries Inc., a developer, manufacturer and marketer of high-end audio products and electronic systems, as a director.

•	Laura H. Pomerantz is affiliated with, and owes pre-existing fiduciary duties, to:

•	PBS Realty Advisors LLC, a commercial real estate advisory firm, as a Principal, and

•	G-III, the world’s premiere designer and manufacturer of quality leather outerwear, dresses, women’s suits and sportswear, as a director.

•	Vincent S. Tese is affiliated with, and owes pre-existing fiduciary duties, to

•	Mack-Cali Realty Corporation, as a director,

•	The Bear Stearns Companies Inc., an investment banking, securities trading and brokerage firm, as a director,

•	Bowne and Company Inc., a provider of financial, marketing and business communications services, as a director,

•	Cablevision, Inc., a telecommunications, media and entertainment company, as a director,

•	Gabelli Asset Management, an investment services firm, as a director, and

•	Intercontinental Exchange, Inc., an operator of a global, electronic marketplace for trading both futures contracts and other financial products, as a director.

•	Ronald W. Tysoe is affiliated with, and owes pre-existing fiduciary duties, to

•	E.W. Scripps Company, a media company with interests in newspaper publishing, broadcast television stations and cable television networks, as a director, and

•	Canadian Imperial Bank of Commerce, a banking and business services enterprise, as a director.

Thus, these executive officers and directors have a pre-existing fiduciary duty to each of these companies and entities and may not present opportunities to us that otherwise may be attractive to us unless these companies and entities have declined to accept such opportunities. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

While we may seek to consummate business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $300,000,000 will enable us to consummate an initial business combination with a business whose fair market value is at least $228,760,471. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, and are able, to pay a portion of the initial business combination consideration with shares of our common stock or to finance a portion of the consideration by issuing debt or equity securities or increasing indebtedness. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate an initial business combination for consideration in excess of our available assets at the time of acquisition.

We are a Delaware corporation formed on July 10, 2007. Our offices are located at 3 Manhattanville Road, Purchase, NY 10577 and our telephone number is (914) 272-8067.

The Private Placement

Our sponsor has agreed to purchase an aggregate of 8,000,000 warrants from us at a price of $1.00 per warrant for an aggregate purchase price of $8,000,000 in a private placement immediately prior to the completion of this offering. The private placement warrants will be identical to the warrants included in the units being offered by this prospectus, except that our sponsor or its permitted transferees will have the right to exercise those private placement warrants on a cashless basis so long as such warrants are held by our sponsor, its members or former members, members of their immediate families or controlled affiliates of our sponsor, which we refer to as permitted transferees. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrants with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent these warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis, and the exercise price with respect to the warrants will be paid in cash directly to us. The private placement warrants will not be exercisable at any time unless a registration statement covering the shares of common stock issuable upon exercise of the public warrants is effective and a prospectus is available for use by the public warrant holders. Our sponsor has agreed, and any permitted transferee prior to any transfer will agree, that, with certain exceptions described under the section entitled “Underwriting — Lock-up Agreement”, the private placement warrants will not be sold or transferred until after we have consummated our initial business combination. Additionally, because our executive officers are the sole members of our sponsor, these executive officers have agreed not to sell or otherwise transfer their ownership interests in our sponsor until we have consummated our initial business combination, subject to the same exceptions described with respect to the private placement warrants under the section entitled “Underwriting — Lock-up Agreement.”

THE OFFERING

Securities Offered:	30,000,000 units, at $10.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus.

Trading Commencement and Separation of Common Stock and Warrants:	The common stock and warrants will begin trading separately five trading days after the earlier to occur of the termination of the underwriters’ option to purchase up to 4,500,000 additional units to cover over-allotments and the exercise in full of that option. In no event will separate trading of the common stock and warrants commence until we have filed an audited balance sheet reflecting our receipt of the proceeds of this offering and issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the completion of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet reflecting our receipt of the proceeds from the exercise of the over-allotment option. For more information, see the section in this prospectus entitled “Description of Securities — Units.”

Common Stock:

Number of shares outstanding before the date of this prospectus:	7,500,000 shares (does not include 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option but gives effect to a 6 for 5 stock split of our common stock effected on September 4, 2007)

Number of shares to be outstanding after completion of this offering:	37,500,000 shares (does not include 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option but gives effect to a 6 for 5 stock split of our common stock effected on September 4, 2007)

Warrants:

Number of warrants outstanding before the date of this prospectus:	0 warrants

Number of warrants to be outstanding after completion of this offering and the private placement:	38,000,000 warrants

Exercisability:	Each warrant is exercisable for one share of common stock.

Exercise price:	$7.50

Exercise period:	The warrants will become exercisable on the later of the consummation of our initial business combination and , 2008 on the terms described in this prospectus; provided that a registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and a current prospectus is available for use.

The warrants will expire at 5:00 p.m., New York City time, on , 2011 or earlier upon redemption of the warrants by us.

Redemption:	We may redeem the outstanding warrants (excluding the warrants included in the co-investment units) at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice; and

  • only if the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption, a registration statement under the Securities Act relating to the shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the shares of common stock issuable upon exercise of the warrants is available for use by the public warrant holders and remains available for use to and including the redemption date.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our election to redeem the warrants. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $14.25 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

Initial shares:	In July 2007, our sponsor purchased 8,625,000 shares of our common stock (after giving effect to a 6 for 5 stock split of our common stock effected on September 4, 2007) for an aggregate purchase price of $25,000. The initial shares are identical to the shares included in the units being sold in this offering, except that:

• the initial shares are subject to transfer restrictions, subject to the exceptions described under the section entitled “Underwriting — Lock-up Agreement”;

  • our existing stockholders have agreed to vote the initial shares in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination;

• our existing stockholders will not be able to exercise conversion rights (as described below) with respect to their initial shares; and

• our existing stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to their initial shares if we fail to consummate a business combination.

Of the 8,625,000 shares of common stock originally purchased by our sponsor, 1,125,000 shares will be forfeited to us to the extent the underwriters do not exercise their over-allotment option. After giving effect to such forfeiture and assuming no purchase of units by our existing shareholders in this offering, the number of shares of common stock owned by our existing stockholders will be 20% of the total number of shares of common stock outstanding after completion of this offering.

Private placement:	Our sponsor has agreed to purchase an aggregate of 8,000,000 warrants from us at a price of $1.00 per warrant, for an aggregate purchase price of $8,000,000, in a private placement immediately prior to the completion of this offering. With certain exceptions, the private placement warrants may not be sold or transferred until after we have consummated our initial business combination. The private placement warrants will be identical to the warrants underlying the units offered by this prospectus except that the private placement warrants are exercisable on a cashless basis so long as they are held by our sponsor or its permitted transferees.

Our sponsor and its permitted transferees will have the right to exercise the private placement warrants on a cashless basis, after delivery of a notice of redemption by us. Warrants included in the units issued in this offering are not exercisable on a cashless basis.

Our sponsor will be permitted to transfer its private placement warrants to its members, former members, members of their immediate families or controlled affiliates of our sponsor, which we refer to as “permitted transferees.” Our sponsor and its permitted transferees may make transfers of these private placement warrants to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

Co-Investment units purchased through private placement:	Our sponsor has agreed to purchase from us an aggregate of 2,000,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $20,000,000 in a private placement that will occur immediately prior to the consummation of our initial business combination. Our initial business combination will not occur until after the signing of a definitive business combination agreement and the approval of that business combination by our stockholders, provided that holders of less than 30% of the shares of common stock sold in this offering both vote against our initial business combination and exercise their conversion rights as described in this prospectus, and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Each unit will consist of one share of common stock and one warrant. We refer to this private placement as the co-investment and these private placement units, shares of common stock and warrants as the co-investment units, co-investment common stock and co-investment warrants, respectively, throughout this prospectus.

The co-investment units will be identical to the units sold in this offering except that the common stock and the warrants included in the co-investment units, and the common stock issuable upon exercise of those warrants, with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable only after the date on which the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period beginning at least 90 calendar days after the consummation of our initial business combination, (2) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (3) not subject to redemption by us.

Upon consummation of the co-investment, our sponsor would own approximately 24.1% of our outstanding common stock, assuming that no additional shares are otherwise issued as consideration for our initial business combination and that our sponsor does not purchase any additional shares of our common stock in this offering or in the secondary market. Pursuant to the registration rights agreement, the holder of our co-investment units and the common stock and the warrants included therein will be entitled to certain registration rights one year after the consummation of our initial business combination, or such later time as when such securities become transferable or exercisable.

As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of a business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidating distribution. Our sponsor will not receive any additional carried interest (in the form of additional units, common stock, warrants or otherwise) in connection with the co-investment.

Our sponsor has agreed, subject to certain exceptions described below, not to transfer, assign or sell any of its co-investment units, the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) until one year after we consummate a business combination.

Our sponsor will be permitted to transfer its co-investment units, the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) to its permitted transferees. Our sponsor and its permitted transferees may make transfers of these securities to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

The business purpose of the co-investment is to provide additional capital to us and to demonstrate our sponsor’s further commitment to our completion of a business combination. In the event that the co-investment units are not purchased immediately prior to our consummation of our initial business combination, each person that has a co-investment obligation has agreed to forfeit all of the shares and private placement warrants that such person purchased from us prior to the completion of this offering.

Proposed American Stock Exchange symbols for our securities:

Units:	NAQ.U

Common Stock:	NAQ

Warrants:	NAQ.WS

Offering proceeds to be held in the trust account:	$296,450,589 of the proceeds from this offering and the private placement (approximately $9.88 per unit) will be deposited in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed prior to the date of this prospectus. Of the proceeds held in the trust account, $10,500,000, representing deferred underwriting discounts and commissions, will be paid to the underwriters upon consummation of our initial business combination (subject to a $0.35 per share reduction for public stockholders who vote against the initial business combination and exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (x) the consummation of our initial business combination on the terms described in this prospectus or (y) our liquidation. There can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned, after taxes payable, on the trust account of up to an aggregate amount of $2,250,000 to fund our working capital requirements, including, in such an event, the costs of our liquidation. See “Use of Proceeds.” All remaining interest earned on the trust account (after taxes payable) will remain in the trust account for our use in consummating an initial business combination and for payment of the deferred underwriting compensation or released to the public stockholders upon their exercise of conversion rights or upon our liquidation. Unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to consummate an initial business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid prior to an initial business combination only from the $250,000 of net proceeds from this offering not held in the trust account plus interest earned on the trust account of up to $2,250,000, after tax, as set forth above.

Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six months maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated October 1, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended September 28, 2007, 3.25%, 3.69% and 3.93% per annum, respectively. However, the actual interest rates that we receive on the funds in the trust account may be different than these rates.

None of the warrants may be exercised until after the consummation of our initial business combination. Thus, after the proceeds of the trust account have been disbursed, upon the exercise of any warrants, the warrant exercise price will be paid directly to us.

Payments to executive officers and directors and existing stockholders:	There will be no compensation, fees or other payments paid to our executive officers, directors and existing stockholders or any of their respective affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

• repayment of a $200,000 interest-free loan made by our sponsor to cover expenses relating to the offering contemplated by this prospectus;

  • payment to our sponsor or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support. We believe that, based on rents and fees for similar services in Purchase, New York, the fees charged by our sponsor are at least as favorable as we could have obtained from unaffiliated third parties; and

  • reimbursement of out-of-pocket expenses incurred by our executive officers and directors in connection with activities on our behalf, such as identifying and investigating target businesses for our initial business combination.

Right of first offer:	We have entered into a business opportunity right of first offer agreement with our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and with our executive officers and directors. This right of first offer provides that, subject to the respective pre-existing fiduciary duties of our executive officers and directors, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties becomes aware of, or involved with, a business combination opportunity with any operating business. Subject to the respective pre-existing fiduciary duties of our executive officers and directors, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company for which such executive officer or director serves as an officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. For a complete description of these affiliations, please see the sections entitled “Management” and “Certain Relationships and Related Transactions — Conflicts of Interest.” As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination that must be presented to any company for which such executive officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners) will not be presented to us until after such executive officer or director has presented the opportunity to such company and such company has determined not to proceed. These executive officers and directors have a pre-existing fiduciary duty to each of these companies and entities and may not present opportunities to us that otherwise may be attractive to us unless these companies and entities have declined to accept such opportunities. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

The stockholders must approve our initial business combination:	We will seek stockholder approval before we consummate our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our executive officers, directors and existing stockholders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering with respect to our initial business combination in the same manner that the majority of the shares of common stock offered hereby are voted by our public stockholders other than our existing stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. We will proceed with our proposed initial business combination only if:

• a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination;

• public stockholders owning less than 30% of the shares sold in this offering both vote against our initial business combination and exercise their conversion rights as described below; and

  • a majority of our outstanding shares of common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence, as described below.

Voting against the initial business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time an initial business combination is voted upon by the stockholders. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. For more information, see the section entitled “Proposed Business — Consummating an Initial Business Combination — Stockholder Approval of Our Initial Business Combination.”

Conversion rights for stockholders voting to reject our initial business combination:	Public stockholders voting against our initial business combination will be entitled to convert their stock into a pro rata share of the aggregate amount then in the trust account (including the amount held in the trust account representing the deferred portion of the underwriting discounts and commissions), including any interest earned on their pro rata share (net of taxes payable on such interest income and after release of an aggregate amount up to $2,250,000 of interest income, after tax, to fund working capital requirements), if the initial business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing stockholders will not have any conversion rights with respect to shares of common stock held by them prior to the completion of this offering or with respect to any of the shares sold in this offering that they may acquire and there will be no conversion rights with respect to the 2,000,000 shares of common stock included in the co-investment units.

This conversion could have the effect of reducing the amount distributed to us from the trust account by up to approximately $85,785,167 (assuming conversion of the maximum of up to 8,999,999 of the eligible shares of common stock) (or up to approximately $98,340,167 assuming the over-allotment option is exercised in full). We intend to structure and consummate any potential business combination in a manner such that our public stockholders holding up to 8,999,999 of our shares voting against our initial business combination could convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the America Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting.

Any request for conversion, once made, may be withdrawn at any time prior to the vote taken with respect to a proposed business combination at the meeting held for that purpose. Furthermore, if a stockholder delivers his certificate for conversion and subsequently withdraws his request for conversion, he may simply request that the transfer agent return the certificate (physically or electronically).

Amended and Restated Certificate of Incorporation:	As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to the consummation of our initial business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under applicable Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until , 2009. If we have not completed a business combination by such date, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed initial business combination, we will submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. Our executive officers, directors and existing stockholders have agreed to vote all of the shares of stock owned by them in favor of this amendment. We view this provision terminating our corporate life by , 2009 as an obligation to our stockholders and our officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except upon the consummation of our initial business combination.

Liquidation if no business combination:	If we are unable to complete a business combination prior to the date 24 months after completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such claims, if any, from the $250,000 of proceeds held outside of the trust account and from the $2,250,000 of interest income, after taxes, earned on amounts in the trust account available to us, we cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor and each of our executive officers has agreed that they will be personally liable on a joint and several basis to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $9.88 per share, without taking into account interest earned on the trust account that remains in the trust account at such time (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund our working capital requirements, including the costs of our liquidation).

We expect that all costs associated with implementing our plan of liquidation as well as payments to any creditors will be funded out of the $250,000 of proceeds of this offering not held in the trust account and the up to $2,250,000 of interest income, after taxes, on amounts in the trust account that may be released to us. We estimate that our total costs and expenses for implementing and completing our liquidation will be in the range of $15,000 to $25,000. This amount includes all costs and expenses relating to our winding up. We believe that there should be sufficient funds available from the proceeds not held in the trust account, plus interest earned on the trust account available to us as working capital, to fund these expenses, although we cannot give you assurances that these will be sufficient funds for such purposes. If these funds are insufficient to cover the costs of our liquidation, our sponsor and our executive officers have each agreed, on a joint and several basis, to indemnify us for our direct, out-of-pocket costs associated with such liquidation and winding-up, including litigation that would result from claimants disputing the validity of waivers that they have delivered, pertaining to such liquidation.

For more information regarding the liquidation and winding-up procedures and the factors that may impair our ability to distribute our assets, or cause distributions to be less than $9.88 per share, please see the sections entitled “Risk Factors — Risks Relating to the Company and the Offering — If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $9.88 per share,” “— Risks Relating to the Company and the Offering — Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation,” and “Proposed Business — Consummating an Initial Business Combination — Liquidation if No Business Combination.”

Audit Committee:	We have established and will maintain an Audit Committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If any noncompliance is identified, then the Audit Committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

In making your decision whether to invest in our securities you should take into account not only the business experience of our executive officers and directors, but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc., and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 21 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data is presented below. The historical financial information gives retroactive effect to a 6 for 5 stock split of our common stock.

	As of July 13, 2007
	Actual	As Adjusted

Balance Sheet Data:
Working capital	$5,232	$286,224,858
Total assets	244,037	296,724,858
Total liabilities	219,768	10,500,000	(1)
Value of common stock that may be converted to cash(2)	—	85,785,167
Total stockholders’ equity	$24,269	$200,439,691

(1)	Represents deferred underwriting discounts and commissions being held in the trust account ($12,075,000 if the underwriters’ over-allotment option is exercised in full) which is payable to the underwriters upon completion of a business combination less $0.35 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights.

(2)	If the initial business combination is approved and consummated, public stockholders who voted against the combination will be entitled to convert their stock for cash of approximately $9.88 per share (or up to $88,935,167 in the aggregate), which amount represents approximately $9.53 per share (or $85,785,167 in the aggregate) representing the net proceeds of the offering and $0.35 per share (or $3,150,000 in the aggregate) representing deferred underwriting discounts and commissions which the underwriters have agreed to deposit into the trust account and to forego to pay converting stockholders, and does not take into account interest earned on and retained in the trust account.

The “as adjusted” information gives effect to the sale of the units we are offering pursuant to this prospectus and the sale of the private placement warrants, including the application of the estimated net proceeds.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $285,950,589 that will be held in the trust account following the completion of this offering and will be available to us only upon the consummation of a business combination within 24 months after the completion of this offering but the working capital (as adjusted) excludes the deferred underwriting discounts and commissions of $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full) that will be held in the trust account and payable to the underwriters upon the consummation of an initial business combination, less $0.35 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights. If an initial business combination is not consummated within 24 months after the completion of this offering, we will be required to liquidate and the proceeds held in the trust account will be distributed solely to our public stockholders after satisfaction of all our then-outstanding liabilities.

We will not proceed with an initial business combination that has been approved by a majority of shares of common stock voted by our public stockholders if (i) public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights or (ii) the amendment to our amended and restated certificate of incorporation providing for our perpetual existence is not approved by the affirmative vote of a majority of our outstanding shares of common stock. We will not propose to our stockholders any transaction that is conditioned on holders of less than 30% of the shares held by the public stockholders exercising their conversion rights. Accordingly, we may consummate an initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the initial business combination and exercise their conversion rights and (iii) a majority of the outstanding shares of our common stock are voted in favor of the amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. If this occurred, we would be required to convert to cash up to 8,999,999 of the 30,000,000 shares of common stock included in the units sold in this offering at an initial per share conversion price of approximately $9.88, without taking into account interest earned on the trust account remaining in the trust account at such time. The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest income (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholders, including our executive officers and directors, have agreed to vote all of the shares of common stock held by them prior to the completion of this offering either for or against a business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our existing stockholders will not have conversion rights with respect to those shares. Our existing stockholders, including our executive officers and directors, also have agreed that if they acquire shares of common stock in or following the completion of this offering, they will vote all such acquired shares in favor of our initial business combination and that they will vote all shares owned by them in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing the 24-month limitation on our corporate life. By virtue of this agreement, our existing stockholders, including our executive officers and directors, will not have any conversion rights in respect of those shares acquired in or following the completion of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate an initial business combination with one or more operating businesses. We do not have any specific business combination under consideration, and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we, nor any representative acting on our behalf, have had any contacts or discussions with any prospective target business regarding an initial business combination or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. We will not generate any revenues (other than interest income on the proceeds from this offering and the private placement) until, if at all, after the consummation of an initial business combination. We cannot assure you as to when, or if, our initial business combination will occur.

We may not be able to consummate an initial business combination within the required time frame, in which case we will be required to liquidate our assets.

We must consummate a business combination with one or more operating businesses with a collective fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions of $10,500,000, or $12,075,000 if the underwriters’ over-allotment option is exercised in full, and taxes payable) at the time of the acquisition within 24 months after the completion of this offering. If we fail to consummate an initial business combination within the required time frame, in accordance with our amended and restated certificate of incorporation our corporate existence will terminate, except for purposes of liquidation and winding-up. Because we do not have any specific business combination under consideration and we have neither identified nor been provided with the identity of any specific target business or taken any measures to locate a specific target business or consummate an initial business combination, we may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination.

If we are required to liquidate without consummating an initial business combination, our public stockholders will receive less than $10.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to consummate an initial business combination within 24 months from the date of this prospectus and are required to liquidate our assets, the per-share liquidation amount may be less than $10.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking an initial business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire with no value if we liquidate before the consummation of our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will likely be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months after the completion of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate our initial business combination prior thereto and only then to those investors that have both voted against the business combination and requested conversion of their shares at or prior to the stockholder vote. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Because the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under United States securities laws. However, because we expect that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC promptly following completion of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the U.S. Securities and Exchange Commission, which we refer to as the SEC, to protect investors in blank check companies, such as Rule 419 under the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to those rules, including Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination than we would if we were subject to those rules. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of an initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon completion of this offering, a total of $296,450,589 (or $339,875,589, if the underwriters’ over-allotment option is exercised in full) from the proceeds from the offering, deferred underwriting discounts and commissions and the proceeds of the private placement, will be deposited into the trust account, which proceeds may not be disbursed from the trust account until the earlier of (i) an initial business combination or (ii) our liquidation;

•	prior to consummating our initial business combination, we must submit such business combination to our stockholders for approval;

•	we may consummate our initial business combination if (i) stockholders owning a majority of the shares of our common stock approve the business combination; (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights and (iii) our stockholders approve an amendment of our amended and restated certificate of incorporation to provide for our perpetual existence;

•	if our initial business combination is approved and consummated, public stockholders who voted against the initial business combination and who exercised their conversion rights will receive their pro rata share of amounts in the trust account;

•	if an initial business combination is not consummated within the 24 months after the completion of this offering, then our corporate purposes and powers will immediately thereupon be limited to winding up our affairs, including liquidation of our assets, which will include funds in the trust account, and we will not be able to engage in any other business activities; and

•	we may not consummate any other merger, acquisition, capital stock exchange, stock purchase, asset purchase or other similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend certain of the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and our officers and directors have agreed that they will not recommend or take any action to waive or amend any of these provisions that would take effect prior to the consummation of our initial business combination.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these competitors are well established and have extensive experience in identifying and consummating business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. Furthermore, over the past several years, other “blank check” companies have been formed, and a number of such companies have grown in size. Additional investment funds and blank check companies with similar investment objectives as ours may be formed in the future by other unrelated parties and these funds and companies may have substantially more capital and may have access to and utilize additional financing on more attractive terms. While we believe that there are numerous potential target businesses with which we could combine using the net proceeds of this offering, the private placement and the co-investment, together with additional financing, if available, our ability to compete in combining with certain sizeable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing a business combination with certain target businesses. In addition:

•	the requirement that we obtain stockholder approval of a business combination may delay or prevent the consummation of an initial business combination within the 24-month time period;

•	the requirement that we prepare a proxy statement and notice of special meeting of stockholders in accordance with the requirements of Delaware law and the federal securities laws, which proxy statement will be required to be submitted to and reviewed by the Securities and Exchange Commission, in connection with such business combination may delay or prevent the completion of a transaction;

•	the requirement that we prepare audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination;

•	the existence of our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that have a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination (i) could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate our initial business combination and (ii) together with our ability to proceed with a business combination if public stockholders owning less than 30% of the shares sold in this offering vote against our business combination and exercise their conversion rights, may require us to raise additional funds through the private sale of securities or incur indebtedness in order to enable us to effect such a business combination.

Any of these factors may place us at a competitive disadvantage in consummating an initial business combination on favorable terms or at all.

To the extent that our initial business combination entails the contemporaneous combination with more than one operating business, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our initial business combination may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

Because there are numerous “blank check” companies similar to ours seeking to consummate an initial business combination, it may be more difficult for us to consummate an initial business combination.

Based upon publicly available information, as of August 31, 2007, approximately 115 similarly structured “blank check” companies have completed initial public offerings in the United States since the start of 2004 and 45 others have filed registration statements. Of the “blank check” companies that have completed initial public offerings, 30 companies have consummated a business combination, while 24 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Five companies have failed to complete previously announced business combinations and have announced their pending dissolution and return of trust proceeds to stockholders. Accordingly, the remaining 56 “blank check” companies that we estimate to have raised approximately $5.7 billion that is currently held in trust accounts, and potentially an additional 45 “blank check” companies that have filed registration statements to raise approximately $6.9 billion, will be seeking to enter into business combinations. As a result, we may be subject to competition from these and other companies seeking to consummate a business combination which, in turn, will result in an increased demand for target businesses. Further, the fact that 30 “blank check” companies have consummated a business combination, 24 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, and five companies have failed to complete a business combination, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly held “blank check” company. Because of this competition, we cannot assure you that we will be able to consummate an initial business combination within the required time periods. If we are unable to find a suitable target operating business within the required time period, the terms of our amended and restated certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating an initial business combination.

We believe that the $250,000 available to us outside of the trust account upon consummation of this offering and interest earned of up to $2,250,000, after tax, on the balance of the trust account that we expect to be available to us will be sufficient to cover our working capital requirements for the next 24 months, including expenses incurred in connection with an initial business combination, based upon our executive officers’ estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with an initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing from our executive officers, our directors, our existing stockholders or third parties. Such additional financing may include loans from third parties to cover the costs associated with the search for and consummation of an initial business combination, although we currently have no intention of obtaining third party loans. We would seek to have any third party lenders waive any claim to any monies held in the trust account for the benefit of the public stockholders. Our sponsor and each of our executive officers have agreed to be jointly and severally liable to reimburse the trust account for any claims made by such lenders to the extent that the payment of any debts or obligations owed to such lenders actually reduces the amount in the trust account. We may not be able to obtain additional financing. None of our executive officers, directors or existing stockholders are obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be required to liquidate prior to consummating an initial business combination.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (but not our existing stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and completed. Such holder must both vote against such business combination and exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to pay our tax obligations, to fund our search and to consummate our initial business combination.

Of the net proceeds of this offering, only $250,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital in order to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six month maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated October 1, 2007, referencing historical interest rate data which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were yielding, as of the week ended September 28, 2007, 3.25%, 3.69% and 3.93% per annum, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account.

While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate and close an initial business combination. In such event, we may need to borrow funds from our existing stockholders to operate or may be forced to liquidate. Our existing stockholders are under no obligation to advance funds in such circumstances.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

We expect that an initial public offering of $300,000,000 will enable us to consummate an initial business combination with a business whose fair market value is at least $228,760,471. The actual amount of consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with shares of our common stock or with debt financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is based on our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and to consummate an initial business combination, since we have no operating history or financial results. In addition, because we have not identified any specific target businesses, management’s assessment of the financial requirements necessary to consummate an initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate an initial business combination and we will be required to either find additional financing or liquidate.

A stockholder who abstains from voting will lose the ability to receive a pro rata share of the funds in the trust account if we consummate an initial business combination.

Prior to the consummation of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If we achieve a quorum for the meeting, only stockholders who exercise their right to vote will affect the outcome of the stockholder vote. Abstentions are not considered to be voting “for” or “against” the transaction. Any stockholder who abstains from voting would be bound by the decision of the majority of stockholders who do vote. As a result, an abstaining shareholder will lose the ability to receive a pro rata share of the trust account, including accrued interest (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements), which would be available to a shareholder that votes against the initial business combination and exercises its conversion rights.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to exercise their conversion rights regarding their shares in connection with a proposed business combination to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System at any time up until the business day immediately preceding the vote taken at the stockholder meeting relating to such business combination. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over the process, it may take significantly longer than two weeks to obtain a physical stock certificate and you may not be able to convert your shares in time. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, stockholders receive the proxy solicitation materials at least twenty days prior to the meeting. However, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to exercise their conversion rights may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

We will proceed with a business combination even if public stockholders owning in the aggregate one share less than 30% of the shares sold in this offering exercise their conversion rights.

We will proceed with a business combination only if public stockholders owning at most an aggregate of one share less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, the public stockholders owning in the aggregate one share less than 30% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have increased the conversion percentage (from the 20% that is customary in similar offerings to 30%) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. As a result of this change, it may be easier for us to complete a business combination even in the face of a strong stockholder dissent, thereby negating some of the protections of having a lower conversion threshold to public stockholders. Furthermore, the ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise their conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation, and we cannot assure you that we would be able to obtain such financing on terms favorable to us or at all.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our public stockholders would be less than approximately $9.88 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, providers of financing, if any, prospective target businesses and other entities with whom we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, we are not obligated to obtain a waiver from any potential creditor or potential target business and there is no guarantee that they will agree to provide such a waiver, which is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or if our executive officers and directors are unable to find a provider of required services willing to provide the waiver. In any event, our executive officers and directors would perform an analysis of the alternatives available to us and would enter into an agreement with a third party that did not execute a waiver only if they believed that such third party’s engagement would be significantly more beneficial to us than any alternative. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that would take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $9.88, plus interest, due to claims of such creditors or other entities. If we are unable to consummate an initial business combination and are required to liquidate, our sponsor and each of our executive officers have agreed, on a joint and several basis, to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in all cases only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Based on representations made to us by our sponsor and each of our executive officers, we currently believe that they are of substantially means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we have not asked them to reserve for such an eventuality. We cannot assure you that our sponsor and our executive officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. In the event that the proceeds in the trust account are reduced and our sponsor and our executive officers assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor and our executive officers to enforce their indemnification obligations. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $9.88 per share held in the trust account.

Our independent directors may decide not to enforce our sponsor’s and our executive officers’ indemnification obligations, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

Our sponsor and our executive officers have agreed to reimburse us for our debts to any vendor for services rendered or products sold to us, potential target businesses or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that the proceeds in the trust account are reduced and our sponsor and our executive officers assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and our executive officers to enforce their indemnification obligations, it is possible that our independent directors in exercising their business judgment may choose not to do so in a particular instance. If our independent directors choose not to enforce our sponsor’s and our executive officers’ indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced and the per share liquidation distribution could be less than the initial $9.88 per share held in the trust account.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them in our liquidation.

If we are unable to complete an initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will, as promptly as practicable thereafter, adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust account to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust account. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions (but not more) received by them in a liquidation and any liability of our stockholders may extend well beyond the third anniversary of such liquidation.

If we are required to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our directors may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, thereby exposing themselves and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure that claims will not be brought against us for these reasons.

Because we have not selected any specific target businesses, you will be unable to ascertain the merits or risks of any particular target business’s operations.

Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, financial condition, or prospects. To the extent we consummate an initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our executive officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target. Except for the limitation that an acquisition target have a fair market value of at least 80% of the balance in the trust account (excluding the amount held in the trust account representing the deferred underwriting discount and commissions and taxes payable) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition target. For a more complete discussion of our selection of target businesses, see the section entitled “Proposed Business — Consummating an Initial Business Combination — Selection of a Target and Structuring of an Initial Business Combination.”

A significant portion of working capital could be expended in pursuing business combinations that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to consummate a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate an initial business combination for any number of reasons including those beyond our control, such as if our public stockholders holding 30% or more of our common stock vote against an initial business combination even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and combine with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to consummate an initial business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 106,000,000 shares of common stock, par value $0.0001 per share, and 5,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 16,375,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of the underwriters’ over-allotment option, all outstanding warrants and the warrants included in the co-investment units) and all of the 5,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock or a combination of both, including through convertible debt securities, as consideration for or to finance a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities may:

•	significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•	cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our current executive officers and directors; and

•	adversely affect prevailing market prices for our common stock and warrants.

Our agreement with the underwriters prohibits us, prior to an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

We may issue additional shares of our common stock as consideration for or to finance an initial business combination, which may dilute the equity interest of our stockholders.

We may acquire all or part of a target business through a share for share exchange or to finance a portion of the initial business combination consideration by issuing additional shares of our common stock. Such additional equity may be issued at a price below the then current trading price for shares of our common stock, resulting in dilution of the equity interest of our then current public stockholders. At this time, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds to finance an initial business combination through the sale of additional equity or otherwise.

We may be unable to obtain additional financing, if required, to consummate an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified or approached any prospective target businesses, we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of the initial business combination, the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all.

Although we have no current plans to do so, if we were to incur a substantial amount of debt to finance a business combination, such incurrence of debt could:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy or other purposes; and

•	place us at a disadvantage compared to our competitors who have less debt.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target businesses. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our executive officers, directors or stockholders is required to provide any financing to us in connection with or after the consummation of an initial business combination.

The desire of our current executive officers and directors to remain with us following an initial business combination may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

Messrs. Mack, Robert Baker, Richard Baker and Neibart currently intend to continue to be involved in our management following our initial business combination. If any or all of them decide to do so, the personal and financial interests of our current executive officers and directors may influence them to condition a business combination on their retention by us and to view more favorably target businesses that offer them a continuing role, either as an officer, director, consultant, or other third-party service provider, after the business combination. Messrs. Mack, Robert Baker, Richard Baker and Neibart, in their capacity as our executive officers, could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate. As a result, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our executive officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

If we acquire a target business in an all-cash transaction, it would be more likely that our current executive officers and directors would remain with us, if they choose to do so. If our initial business combination were structured as a merger in which the owners of the target business were to control us following a business combination, it may be less likely that our current management would remain with us because control would rest with the owners of the target business and not our current management, unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement or other arrangement.

Our executive officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of an initial business combination. Each of our executive officers and directors is engaged in several other business endeavors and they are not obligated to contribute any specific number of hours per week to our affairs. Mr. Mack continues to serve as senior partner of Apollo Real Estate Advisors, or Apollo, and is president of the corporate partners of the Apollo Real Estate Funds. Mr. Robert Baker continues to serve as the Chairman of National Realty & Development Corporation and a founder of NRDC Equity Partners. Richard Baker continues to serve as president and chief executive officer of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. Mr. Neibart is a partner of Apollo. Our outside directors also serve as officers and board members for other entities, including, without limitation, Amalgamated Bank, PBS Realty Advisors LLC, Ethan Allen Inc., the Jim Pattison Group, National Cinemedia, LLC, Harman International Industries, Inc., The Bear Stearns Companies, Inc., Bowne and Company, Inc., Cablevision, Inc., Gabelli Asset Management, Intercontinental

Exchange, Inc., E.W. Scripps Company and Canadian Imperial Bank of Commerce. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to consummate an initial business combination.

Our executive officers and directors are, and may in the future become, affiliated with entities and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate an initial business combination, we intend to engage in the business of identifying and combining with one or more operating businesses. Our executive officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business. In each case, our executive officers’ and directors’ existing directorships may give rise to fiduciary obligations that take priority over any fiduciary obligation owed to us.

We have entered into a business opportunity right of first offer agreement with our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and with our executive officers and directors. This right of first offer provides that, subject to the respective pre-existing fiduciary duties of our executive officers and directors, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties becomes aware of, or involved with, a business combination opportunity with any operating business. Subject to the respective pre-existing fiduciary duties of our executive officers and directors, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company for which such executive officer or director serves as an officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. For a complete description of these affiliations, please see the sections entitled “Management” and “Certain Relationships and Related Transactions — Conflicts of Interest.” As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination that must be presented to any company for which such executive officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners) will not be presented to us until after such executive officer or director has presented the opportunity to such company and such company has determined not to proceed. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

None of our executive officers or directors has ever been associated with a publicly held blank check company.

None of our executive officers or directors has ever served as an officer or director of a development stage public company with the business purpose of raising funds to acquire an operating business. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate an initial business combination through a blank check company or a company with a structure similar to ours.

Because each of our executive officers and directors directly or indirectly owns shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

Messrs. Mack, Robert Baker, Richard Baker and Neibart, each indirectly owns shares of our common stock through ownership in our sponsor. In addition, our other directors own shares of our common stock. Each of our sponsor and our executive officers and directors have agreed to waive their right to receive distributions from the trust account upon our liquidation with respect to shares of our common stock they acquired prior to the completion of this offering, and it and they would lose its and their entire investment in us were this to occur. Therefore, our executive officers’ and directors’ personal and financial interests may influence their motivation in identifying and selecting target businesses and consummating an initial business combination in a timely manner. This may also result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our executive officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our executive officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account, unless the initial business combination is consummated. The amount of available proceeds is based upon our executive officers’ estimate of the amount needed to fund our operations for the next 24 months and consummate an initial business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with an initial business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an initial business combination that is not consummated. The financial interest of our executive officers and directors could influence their motivation in selecting a target and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our executive officers, directors or existing stockholders which may raise potential conflicts of interest.

In light of our executive officers’, directors’ and existing stockholders’ involvement with other companies and our intent to consummate an initial business combination, we may decide to acquire one or more businesses affiliated with our executive officers, directors or existing stockholders. Certain of our executive officers and directors, identified below, are affiliated with the following entities that may compete with us for combination with target businesses: Mr. Mack with Mack-Cali Realty Corporation; Mr. Richard Baker with Lord & Taylor and Hudson’s Bay Company; Mr. Neibart with Linens ’N Things; and our other directors with companies including, without limitation, Amalgamated Bank, PBS Realty Advisors LLC, Ethan Allen Inc., the Jim Pattison Group, National Cinemedia, LLC, Harman International Industries, Inc., The Bear Stearns Companies, Inc., Bowne and Company, Inc., Cablevision, Inc., Gabelli Asset Management, Intercontinental Exchange, Inc., E.W. Scripps Company and Canadian Imperial Bank of Commerce. Our executive officers, directors and existing stockholders are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would consider such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Consummating an Initial Business Combination — Selection of a Target and Structuring of an Initial Business Combination.” Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholders, or our current executive officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such combination. The fair market value of such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and book value. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or if one of our executive officers, directors or existing stockholders is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority (FINRA) with respect to the fair market value of the target business. In all other instances, we will have no obligation to obtain or provide our stockholders with a fairness opinion. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend that our units, and, after the date of separation, shares of common stock and warrants, which we refer to, collectively, as our securities, will be listed on the American Stock Exchange on or promptly after the date of this prospectus. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future, prior to a business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Bulletin Board or the “pink sheets.” As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since we expect that our units, and eventually our common stock and warrants will be listed on the American Stock Exchange, our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the American Stock Exchange or another exchange or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Securities Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.

The net proceeds from this offering and the private placement, after reserving $250,000 of the proceeds for our operating expenses, will provide us with approximately $285,950,589 (or $327,800,589 if the over-allotment option is exercised in full), excluding deferred underwriting discounts and commissions, which we may use to consummate our initial business combination. Although we are permitted to consummate our initial business combination with more than one target business, we currently intend to consummate our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure and closing, with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the initial business combination with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to consummate an initial business combination with only a single operating business, which may have only a limited number of services or products. The resulting lack of diversification may:

•	result in our being dependent upon the performance of a single operating business;

•	result in our being dependent upon the development or market acceptance of a single or limited number of services, processes or products; and

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to consummate several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single operating business with which to consummate an initial business combination, we may seek to combine contemporaneously with multiple operating businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those combinations. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of our limited financial and other resources. Consummating our initial business combination through more than one transaction likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the initial business combination with multiple entities. In addition, due to the difficulties involved in consummating multiple business combinations concurrently, our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different entities, each entity will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to consummate the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

We may combine with a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may combine with a target business with a history of poor operating performance if we believe that target business has attractive attributes that we believe could be the basis of a successful business after consummation of our initial business combination. A business with a history of poor operating performance may be characterized by, among other things, several years of financial losses, a smaller market share than other businesses operating in a similar geographical area or industry or a low return on capital compared to other businesses operating in the same industry. In determining whether one of these businesses would be an appropriate target, we would base our decision primarily on the fair market value of such a business. We would consider, among other things, its operating income, its current cash flows and its potential to generate cash in the future, the value of its current contracts and our assessment of its ability to attract and retain new customers. However, combining with a target business with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition and results of operations will be adversely affected. Factors that could result in our not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	competition from superior or lower priced services and products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

If we effect an initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect an initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Our existing stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholders will beneficially own approximately 20% of our issued and outstanding shares of common stock and, at the time of our initial business combination, this percentage will increase as a result of the co-investment. In addition, there is no restriction on the ability of our executive officers, directors and existing stockholders to purchase units, shares of our common stock or warrants either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our executive officers, directors and existing stockholders would increase. Any common stock acquired by our sponsor or our executive officers and directors in this offering or in the secondary market will be considered part of the holdings of public stockholders. As a result of their substantial beneficial ownership through their control of NRDC Capital Management, LLC, Mr. Mack, our Chairman, Mr. Robert Baker, our Vice Chairman, Mr. Richard Baker, our Chief Executive Officer, and Mr. Neibart, our President, each may exert considerable influence on actions requiring a stockholder vote, including the election of executive officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers and similar transactions (including approval of the initial business combination). Other than in respect of the co-investment, our existing stockholders, directors and officers have not established any specific criteria that would trigger purchases of our securities in the aftermarket or in private transactions, but they would most likely consider a variety of factors, including whether they believed that such securities were undervalued and represented a good investment. Any such purchases would be made in compliance with all applicable securities laws and our insider trading policy.

Because our existing stockholders, including our directors and officers, will lose their entire investment in us if a business combination is not consummated, our existing stockholders, directors or officers may purchase shares of our common stock from stockholders who would otherwise choose to vote against a proposed business combination or exercise their conversion rights in connection with such business combination.

Our sponsor owns shares of our common stock (which were purchased for an aggregate of $25,000) which will be worthless if we do not consummate a business combination. In addition, our sponsor will purchase warrants in a private placement immediately prior to the completion of this offering, which will also be worthless if we do not consummate a business combination. Given the interest that our existing stockholders, directors and officers have in a business combination being consummated, it is possible that our existing stockholders, directors or officers will acquire securities from public stockholders that have indicated their intention to vote against the business combination and exercise their conversion rights in order to help to insure that the business combination will be approved. Accordingly, such purchases could result in a business combination being approved that may have otherwise not been approved by our public stockholders, but for the purchases made by our existing stockholders, directors or officers.

Our staggered board may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

Our board of directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination, in which case, all of the current directors will continue in office at least until the consummation of the initial business combination. If there is an annual meeting, as a consequence of this “staggered” board of directors, only a minority of the board of directors would be considered for election. Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following an initial business combination.

Our existing stockholders paid approximately $0.003 per share for their shares, and accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering is dilutive to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of 29.7% or $2.97 per share (the difference between the pro forma net tangible book value per share of $7.03 and the initial offering price of $10.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to consummate an initial business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 30,000,000 shares of common stock. In addition, in connection with the private placement, we will be issuing warrants to our sponsor to purchase 8,000,000 shares of common stock. Contemporaneously with the consummation of our initial business combination, as part of the co-investment units to be purchased by our sponsor, we will issue 2,000,000 warrants to purchase 2,000,000 shares of our common stock. To the extent we issue shares of common stock to consummate an initial business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive partner for a business combination in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to consummate the initial business combination. Accordingly, the existence of our warrants may make it more difficult to consummate an initial business combination or may increase the cost of a target business if we are unable to consummate an initial business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholders’ exercise of their registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to consummate an initial business combination.

Our sponsor is entitled to demand on up to three occasions that we register the resale of its shares of common stock and private placement warrants and its co-investment units, including the co-investment shares of common stock, the co-investment warrants and the shares of common stock underlying the co-investment warrants. Our sponsor and our directors also have certain “piggyback” registration rights and the right to unlimited registration on Form S-3 to the extent that we are eligible to use Form S-3. If our sponsor and our directors exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 20,625,000 shares (including 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option) of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to consummate an initial business combination or may increase the cost of a target business in the event that we are unable to consummate an initial business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Failure to maintain an effective registration statement and a prospectus available for use relating to the common stock underlying our warrants may deprive our warrants of value and the market for our warrants may be limited.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and those shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of our warrants. The private placement warrants will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available for use by the public warrant holders. So long as any of the public warrants remain outstanding, the co-investment warrants will not be exercisable at any time when a registration statement relating to the shares of common stock underlying the public warrants is not effective and a prospectus relating to those shares is not available for use by the public warrant holders. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, and to take such action as is necessary to qualify the common stock issuable upon exercise of the warrants for sale in those states in which this offering was initially qualified. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants for cash, in any event, and the warrants may not be exercised and we will not deliver securities therefore in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements and, in any such case, the total price paid for each unit would effectively have been paid solely for the shares of common stock included therein. In any case, the warrants may be deprived of value and the market for the warrants may be limited if a registration statement relating to the common stock issuable upon the exercise of the warrants is not effective, a prospectus relating to the common stock issuable upon the exercise of the warrants is not available for use or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to consummate an initial business combination or operate over the near term or long term in our intended manner.

We do not plan to operate as an investment fund or investment company, or to be engaged in the business of investing, reinvesting or trading in securities. Our plan is to acquire, hold, operate and grow for the long term one or more operating businesses. We do not plan to operate as a passive investor or as a merchant bank seeking dividends or gains from purchases and sales of securities. Our principals are experienced as officers and directors of operating companies.

Companies that fall within the definition of an “investment company” set forth in Section 3 of the Investment Company Act of 1940, as amended, and the regulations thereunder, which we refer to as the 1940 Act, are subject to registration and substantive regulation under the 1940 Act. Companies that are subject to the 1940 Act that do not become registered are normally required to liquidate and are precluded from entering into transactions or enforceable contracts other than as an incident to liquidation. The basic definition of an “investment company” in the 1940 Act and related SEC rules and interpretations includes a company (1) that is, proposes to be, or holds itself out as being engaged primarily in investing, reinvesting or trading in securities; or (2) that has more than 40% of its assets (exclusive of U.S. government securities and cash items) in “investment securities,” or (3) that is a “special situation investment company” (such as a merchant bank or private equity fund).

For example, if we were deemed to be an investment company under the 1940 Act, we would be required to become registered under the 1940 Act (or liquidate) and our activities would be subject to a number of restrictions, including, among others:

•	corporate governance requirements and requirements regarding mergers and share exchanges;

•	restrictions on the nature of our investments;

•	restrictions on our capital structure and use of multiple classes of securities; and

•	restrictions on our use of leverage and collateral;

each of which may make it difficult for us to consummate an initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations;

compliance with which would reduce the funds we have available outside the trust account to consummate our initial business combination.

In order not to be regulated as an investment company under the 1940 Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in an initial business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses for the long term. We do not plan to buy operating businesses with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or to be a passive investor. We do not believe that our anticipated principal activities will subject us to the 1940 Act. To this end, the proceeds held in the trust account may only be invested by the trustee in U.S. government securities and in assets that are considered “cash items” for purposes of Section 3(a)(2) of the 1940 Act. Pursuant to the trust agreement, the trustee is not permitted to invest in securities or assets that are considered “investment securities” within the meaning of Section 3(a) of the 1940 Act. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, growing and operating businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund) we intend to avoid being deemed an “investment company” within the meaning of the 1940 Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our plan of liquidation. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the 1940 Act. If we were deemed to be subject to the 1940 Act, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc., and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as attending meetings of the board of directors, identifying potential target businesses and performing due diligence on suitable business combinations, and all of our directors, directly or indirectly, own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding our:

•	expectations regarding competition for business combination opportunities;

•	beliefs regarding the types of businesses that we can purchase with the proceeds from this offering;

•	expectations regarding the prioritization of the fiduciary duties of our executive officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	expectations regarding the involvement of our executive officers following a business combination;

•	estimate regarding the operating expenses of our business before and after the consummation of an initial business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	belief that upon completion of the private placement and this offering, we will have sufficient funds to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time;

•	expectations regarding the timing of generating any revenues;

•	expectations regarding the trading of the units, common stock and warrants on the American Stock Exchange;

•	intention to make liquidating distributions to our stockholders as soon as reasonably possible if we have not consummated our initial business combination and we are obligated to terminate our corporate existence 24 months after the completion of this offering; and

•	plan to seek stockholder approval before we consummate our initial business combination.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be used as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option

Gross Proceeds
Offering	$300,000,000	$345,000,000
Private Placement	8,000,000	8,000,000

Total Gross Proceeds	$308,000,000	$353,000,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds of the offering)(2)	21,000,000	24,150,000
Legal fees and expenses	400,000	400,000
Printing and engraving expenses	90,000	90,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	18,536	18,536
FINRA filing fee	60,875	60,875
AMEX listing fee	70,000	70,000
Miscellaneous expenses	100,000	100,000

Total offering expenses	$21,799,411	$24,949,411

Net proceeds after offering expenses	286,200,589	328,050,589
Net offering proceeds not held in the trust account	250,000	250,000

Net proceeds held in the trust account for our benefit	$285,950,589	$327,800,589
Deferred underwriting discounts held in the trust account	10,500,000	12,075,000

Total amount in the trust account	$296,450,589	$339,875,589

Percentage of the gross proceeds of the offering held in the trust account	98.8%	98.5%
Use of net proceeds not held in the trust account and amounts available from interest income earned after tax on the trust account
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination		$800,000
Due diligence and investigation of prospective target business(3)		800,000
Legal and accounting fees relating to SEC reporting obligations		50,000
Administrative fees relating to office space and administrative services ($7,500 per month for 2 years)		180,000
Director and officer insurance		300,000
Corporate franchise taxes		120,000
Working capital to cover potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves, costs and expenses associated with our liquidation , and other miscellaneous expenses not yet identified(4)		250,000

Total		$2,500,000

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from NRDC Capital Management, LLC as described below. This loan will be repaid out of the proceeds of this offering.

(2)	Includes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds from the sale of the units to the public stockholders, or $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we consummate an initial business combination, $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). See the section entitled “Underwriting — Discounts and Commissions.”

(3)	These expenses include any reimbursements to be made to our executive officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business combination, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our executive officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).

(4)	The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above and costs and expenses associated with our liquidation.

After non-deferred expenses of this offering and the private placement, $296,450,589 (or $339,875,589 if the underwriters’ over-allotment option is exercised in full) will be deposited in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. Except for payment of taxes and interest income earned of up to $2,250,000 to fund our working capital requirements, the proceeds will not be released from the trust account until the earlier of the consummation of an initial business combination or our liquidation. We expect to use the proceeds held in the trust account to acquire one or more domestic or foreign operating businesses. Interest earned on the trust account (net of taxes payable) will be held in the trust account for use in consummating an initial business combination or released to investors upon exercise of their conversion rights or upon our liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the initial business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after our initial business combination. While it is difficult to determine what the specific operating expenses of our business after consummation of an initial business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses, including overhead, payroll and costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our executive officers and directors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees or compensation exceed the available proceeds not deposited in the trust account. If we consummate an initial business combination, $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred underwriting discounts and compensation, as set forth in this prospectus (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights).

Net proceeds of this offering and the private placement in the amount of $250,000 will not be held in the trust account and may be used to fund our operations up to the next 24 months, as described below.

We expect to use approximately $800,000 for legal, accounting and other expenses attendant to the structuring and negotiation of an initial business combination, $800,000 for expenses related to due diligence and investigation of prospective target businesses, and $50,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all members of our executive officers and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our executive officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we consummate a business combination.

We have agreed to pay NRDC Capital Management, LLC a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in Purchase, New York, the fees charged by NRDC Capital Management, LLC are at least as favorable as we could have obtained from unaffiliated third parties.

We expect to use approximately $300,000 for premiums for director and officer insurance for a 24-month period. In addition, we have reserved approximately $120,000 for the payment of corporate franchise taxes. We intend to use the excess working capital (approximately $250,000) for other expenses incurred in structuring and negotiating an initial business combination and, if necessary, to cover the costs and expenses associated with our liquidation and winding-up (which we estimate would be in the range of $15,000 to $25,000). For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable target businesses, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we consummate an initial business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our executive officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon consummation of this offering and the private placement, we will have sufficient available funds to operate at least for the next 24 months, assuming that an initial business combination is not consummated during that time. The amount of available proceeds is based on our executive officers’ and directors’ estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we believe that following the completion of this offering, it will take a significant amount of time to find a prospective target business and take all of the steps necessary to complete an initial business combination. We anticipate that, even at an interest rate of 3.0% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient to fund our working capital requirements. Given the limited amount of time it will take to generate $2,250,000 million of interest on the trust account, we anticipate receiving such interest income generally shortly after we incur working capital expenses. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $2,250,000 million that may be released to us from the trust account subject to the tax holdback (as described in more detail in this prospectus), such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Although our executive officers currently intend to continue to be involved in the management of the combined company after our initial business combination, because the role of our officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after our initial business combination. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

However, if we do not have sufficient proceeds available to cover our expenses, we may be required to obtain additional financing, either from our executive officers and directors, NRDC Capital Management, LLC or third parties. We may not be able to obtain additional financing, and none of our management, including our executive officers and directors, our existing stockholders or NRDC Capital Management, LLC is obligated to provide any additional financing. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be required to dissolve and liquidate prior to consummating an initial business combination.

NRDC Capital Management, LLC has loaned a total of $200,000 to us for the payment of offering expenses. The loan is interest free and will be repaid upon the completion of this offering out of the gross proceeds.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be held in the trust account and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act, or securities issued by the United States so that we are not deemed to be an investment company under the 1940 Act.

Other than (i) the repayment of the $200,000 loan described above and (ii) administrative services arrangement for services rendered to us, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders or any of their respective affiliates prior to or in connection with the initial business combination. However, our executive officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Although our executive officers currently intend to continue to be involved in the management of the combined company after our initial business combination, because the role of our current executive officers and directors after an initial business combination is uncertain, we have no current ability to determine what remuneration, if any, will be paid to current officers and directors after an initial business combination.

A public stockholder will be entitled to receive funds from the trust account, including interest earned on its pro rata portion of the funds in the trust account (net of taxes payable and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements, including the costs of our liquidation), only in the event of our liquidation upon our failure to consummate an initial business combination or if that public stockholder were to seek to convert shares into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

CAPITALIZATION

The following table sets forth our capitalization as of July 13, 2007 and as adjusted to give effect to the sale of our units in this offering and the sale of warrants in the private placement, the application of the estimated net proceeds derived from the sale of such securities, the repayment of a $200,000 loan payable to NRDC Capital Management, LLC and to a 6 for 5 stock split of our common stock. This table should be read in conjunction with our selected financial data and the financial statements included elsewhere in this prospectus.

	As of July 13, 2007
	Actual	As Adjusted

Note payable	$200,000	—

Total debt(1)	$200,000	—

Common stock, $0.0001 par value, 0 and 8,999,999 shares which are subject to possible conversion, shares at conversion value(2)	$—	$85,785,167

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 5,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $0.0001 par value, 106,000,000 shares authorized; 8,625,000 shares issued and outstanding — actual; 28,500,001 shares issued and outstanding — as adjusted (excluding 8,999,999 shares subject to possible conversion)	$862	$2,850	(3)
Additional paid-in capital	24,138	200,437,572
Deficit accumulated during the development stage	(731)	(731)

Total stockholders’ equity	$24,269	$200,439,691

Total capitalization	$224,269	$286,224,858

(1)	Assumes payment of, and therefore excludes, deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting — Discounts and Commissions.”

(2)	If we consummate an initial business combination, the conversion rights afforded to our public stockholders, other than our executive officers, directors and existing stockholders, may result in the conversion into cash of up to 8,999,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions), inclusive of any interest thereon (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

(3)	Assumes that the underwriters’ over-allotment option is not exercised and that 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option have been forfeited.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

As of July 13, 2007, after giving effect to a 6 for 5 stock split of our common stock, our net tangible book value was $5,232, or approximately $0.00 per share of common stock. After giving effect to the sale of 30,000,000 shares of common stock included in the units (but excluding shares underlying the warrants included in the units) in this offering and from the private placement, the deduction of underwriting discounts and commissions and estimated expenses of this offering and after giving effect to a 6 for 5 stock split of our common stock, our pro forma net tangible book value (as decreased by the value of 8,999,999 shares of common stock which may be converted into cash and the potential forfeiture of 1,125,000 shares to the extent the underwriters’ over-allotment option is not exercised) as of July 13, 2007 would have been $200,439,691 or approximately $7.03 per share, representing an immediate increase in net tangible book value of approximately $7.03 per share to our existing stockholders and an immediate decrease in net tangible book value of approximately $2.97 per share or approximately 29.7% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Initial public offering price		$10.00
Net tangible book value (deficit) before this offering and the private placement	$0.00
Increase attributable to new investors in this offering and the private placement	7.03

Pro forma net tangible book value after this offering and the private placement		$7.03

Dilution to new investors		$2.97

For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by $85,785,167 because, if we consummate an initial business combination, the conversion rights of our public stockholders, other than our executive officers, directors and existing stockholders may result in the conversion into cash of up to 8,999,999 shares of the 30,000,000 shares included in the units sold in this offering, at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriting discounts and commissions) calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest income (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital) divided by the number of shares sold in this offering. In addition, our pro forma net tangible book value after this offering has been reduced by $10,500,000, representing the deferred underwriting discounts and commissions payable on consummation of an initial business combination.

The pro forma net tangible book value per share after this offering and the private placement is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$5,232
Offering costs incurred in advance and excluded from net tangible book value	19,037
Net Proceeds from this offering and the private placement including deferred underwriting costs	296,700,589
Less: Deferred underwriting costs excluded from net tangible book value before this offering and the private placement(1)	(10,500,000)
Less: Proceeds held in the trust account subject to conversion to cash	(85,785,167)

Total net tangible book value after this offering and the private placement	$200,439,691

Denominator:
Shares of common stock outstanding prior to this offering and the private placement(2)	7,500,000
Shares of common stock included in the units offered in this offering and the private placement	30,000,000
Less: Shares subject to conversion(3)	(8,999,999)

Total shares of common stock	28,500,001

(1)	The deferred underwriting discounts and commissions are subject to a $0.35 per share reduction for stockholders who exercise their conversion rights.

(2)	Does not include 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option.

(3)	This table notes that we may be required to convert up to a maximum of 8,999,999 shares to cash in connection with our initial business combination.

The following table sets forth information with respect to our existing stockholders and the public stockholders after giving effect to a 6 for 5 stock split of our common stock:

	Shares Purchased		Total Consideration(1)		Average Price per
	Number	Percentage	Amount	Percentage	Share

Existing stockholders(2)	7,500,000	20%	$25,000	0.01%	$0.003
Public Stockholders	30,000,000	80%	300,000,000	99.99%	$10.000

Total	37,500,000	100%	$300,025,000	100.00%

(1)	Total consideration includes consideration paid for warrants as well as shares of common stock, included in the units issued in the offering.

(2)	Does not include 1,125,000 shares sold to our sponsor that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. Prior to consummating an initial business combination, which is subject to approval by our public stockholders, substantially all of our earnings will consist of interest accrued on funds in the trust account that are required to be maintained therein until consummation of an initial business combination or our liquidation, except as set forth in the next sentence. There can be released to us from the trust account (i) interest income earned on the trust account balance to pay any income taxes on such interest and (ii) interest income earned, after tax, on the trust account of up to $2,250,000 to fund our working capital requirements, including, in such an event, the costs of our liquidation. Subsequent to our initial business combination, our board of directors intends to retain all earnings, if any, for use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, after an initial business combination, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition and will be within the discretion of our then board of directors.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on July 10, 2007, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any prospective target business with respect to such a transaction or taken any direct or indirect measures to locate a specific target business or consummate an initial business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to consummate an initial business combination.

The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our current executive officers and directors;

•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, our incurrence of debt may:

•	lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	cause an acceleration of our obligations to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios, without a waiver or renegotiation of such covenants;

•	create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand; and

•	hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in this offering and the sale of warrants in the private placement will be $286,200,589 (or $328,050,589 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $800,000 and underwriting discounts and commissions of approximately $21,000,000 (or $24,150,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full), $296,450,589 (or $339,875,589 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and $250,000 will not be held in the trust account and will be used by us as working capital. If we consummate an initial business combination, we will use $10,500,000 (or $12,075,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the private placement in the trust account, after the payment of deferred underwriting discounts and commissions, to acquire one or more operating businesses. However, we may not use all of the proceeds in the trust account in connection with an initial business combination, either because the consideration for the initial business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $250,000 of the proceeds not held in the trust account and interest earned on the trust account of up to $2,250,000, after tax, to fund our working capital requirements pending a business combination, including identifying and evaluating prospective target businesses, selecting one or more operating businesses, and structuring, negotiating and consummating the initial business combination. We believe that, upon the completion of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. We anticipate that, even at an interest rate of 3.0% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be sufficient, together with the $250,000 held outside the trust, to fund our working capital requirements. Given the limited amount of time it will take to generate $2,250,000 of interest on the trust account, we anticipate receiving such interest income shortly after we incur working capital expenses. Over this time period, we anticipate making the following expenditures:

•	approximately $800,000 of expenses for legal and accounting fees relating to the structuring and negotiating of our initial business combination;

•	approximately $800,000 of expenses and fees relating to the due diligence investigation of potential target businesses;

•	approximately $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative expenses;

•	approximately $300,000 for director and officer insurance;

•	approximately $120,000 for corporate franchise taxes; and

•	approximately $250,000 for general working capital that will be used for other expenses, including costs and expenses associated with our liquidation (which we estimate will be in the range of $15,000 to $25,000), if necessary, and reserves.

We do not anticipate that we will need additional financing following this offering in order to meet the expenditures required for operating our business pending an initial business combination. However, we may need to obtain additional financing to the extent such financing is required to consummate an initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

On July 13, 2007 our sponsor made us an interest-free loan of $200,000 for payment of offering expenses. The loan will be repaid out of the proceeds of this offering.

On October 2, 2007, we entered into an agreement with our sponsor pursuant to which it had agreed to purchase an aggregate of 8,000,000 warrants at a purchase price of $1.00 per warrant. This private placement will occur immediately prior to completion of this offering. The purchase price of the private placement warrants approximates the fair value of such warrants.

PROPOSED BUSINESS

Overview

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more assets or control of one or more operating businesses, which we refer to as our “initial business combination.” Our efforts in identifying a prospective acquisition target will not be limited to a particular industry or geographic location. We intend to initially focus our search on businesses in the United States, but will also explore opportunities internationally. We do not have any initial business combination under consideration or contemplation. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted or been contacted by, any potential acquisition target or had any discussions, formal or otherwise, with respect to such a transaction.

We expect to evaluate target businesses in various industries that may provide significant opportunities for growth and value creation. Although the nature and scope of the ultimate roles of our executive officers after an initial business combination will depend upon the structure of the business combination we consummate, the employment arrangements they negotiate and the skills and depth of our target business’ management team, we expect that our executive officers will continue to be actively involved in our business after the consummation of an initial business combination.

Business Strategy

Given our management team’s expertise in the real estate sector, we will initially focus our search for an initial business combination on operating businesses where we believe we can increase the value of the overall enterprise by altering the structure of or relationship between the operating business and its real estate and/or improving, expanding or repositioning the real estate underlying the operating business. We believe we can benefit from the expertise of the members of our management team in investing in and managing operating companies and that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify a business target.

We intend to use some or all of the following criteria to evaluate acquisition opportunities. However, we may enter into a business combination with a target business that does not meet any or all of these criteria if we believe such target business has the potential to create significant shareholder value.

•	An Established Business with a Proven Operating Track Record. We will seek established businesses with records of strong financial performance and sound operating results, or ones which our management team believes have the potential for positive operating cash flow. It is not our intention to acquire a start-up company.

•	Strong Industry Position. We will seek to acquire strong competitors in industries with appealing prospects for future growth and profitability. We will examine the ability of these target businesses to defend and improve their advantages in areas such as customer base, branding, intellectual property, vendor relationships, working capital and capital investments.

•	Experienced Management Team. We will concentrate on target businesses with an experienced management team that has created an effective corporate culture and utilized best business practices in areas such as customer service, vendor relationships, recruiting and retention.

•	Ability For Us To Add Value. We will seek a target company where our management team has identified opportunities to improve the operating business through the implementation of marketing, operational, growth and management strategies to augment the company’s existing capabilities.

•	Underlying Real Estate Value. Given the inherent skills and experience of our management team, we will focus initially on operating businesses where we have the opportunity to create value from the real estate underlying the business.

These factors are not intended to be exhaustive. Any evaluation of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our executive officers and directors. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information.

Competitive Advantages

We believe that we have several competitive advantages over other entities with similar business objectives.

Experienced Executive Management Team

Our executive officers are William Mack, Robert Baker, Richard Baker and Lee Neibart. William Mack and Lee Neibart are also Senior Partners of Apollo Real Estate Advisors. Robert Baker and Richard Baker are also the principals of National Realty & Development Corporation. All four of our executive officers together founded and own NRDC Real Estate Advisors, LLC, a private equity company that acquires businesses in the retail, luxury brand, lodging, leisure, and real estate industries. Our sponsor, NRDC Capital Management, LLC, is an affiliate of NRDC Real Estate Advisors, LLC. Our four executive officers have over 30 years experience acquiring, building, operating, selling and advising public and private companies.

William L. Mack — Chairman.  Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also a founder and Senior Partner of Apollo Real Estate Advisors since its inception in 1993 and the President of the corporate general partners of the Apollo real estate funds. Since 1993, Apollo has overseen the investment of 16 real estate funds and numerous joint ventures, through which it has invested over $7 billion in more than 350 transactions. The Apollo real estate funds target a broad range of opportunistic, value-added and debt investments in real estate assets and portfolios throughout the United States, Europe and Asia. Mr. Mack is also a Senior Partner of the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments. Mr. Mack serves as non-executive Chairman of the Board of Directors of Mack-Cali Realty Corporation, a publicly traded real estate investment trust. He has been a Director of Mack-Cali since the 1997 merger of the Mack Organization’s office portfolio into Mack-Cali.

Robert C. Baker — Vice-Chairman.  Mr. Baker is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He also has been the Chairman and CEO of National Realty & Development Corporation since its founding in 1978. National Realty & Development Corporation owns and manages a real estate portfolio in excess of 18 million square feet, which includes shopping centers, corporate business centers and residential communities in 20 states. The company’s tenants include prominent retailers such as Wal-Mart, Kohl’s, Lowe’s, Toys ’R Us, The Home Depot, Sears, Staples, Supervalu, and T.J. Maxx among others. National Realty & Development Corporation remains one of the largest privately owned development companies in the United States. Mr. Baker has over 46 years experience in real estate acquisition, construction, financing and management. Robert Baker is the father of Richard Baker, our Chief Executive Officer.

Richard A. Baker — Chief Executive Officer.  Mr. Richard A. Baker is a founder and President and Chief Executive Officer of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. Mr. Baker is also Vice-Chairman of National Realty & Development Corporation, a real estate development company owned by him and Robert C. Baker. Richard Baker is Chairman of Lord & Taylor Holdings, LLC, and a director of the Hudson’s Bay Company and Brunswick School. Richard Baker is the son of Robert Baker, our Vice-Chairman.

Lee S. Neibart — President.  Mr. Neibart is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also a Senior Partner of Apollo Real Estate Advisors, where he has been employed since 1993. Mr. Neibart oversees the global day to day activities of Apollo Real Estate Advisors including portfolio company and fund management, strategic planning and new business development. From 1989 to 1993, Mr. Neibart worked at the Robert Martin Company, a real estate development and management firm.

Mr. Neibart is a director of Linens ’N Things as well as a director on various boards relating to Apollo’s investment portfolio.

NRDC’s investments include Lord & Taylor Holdings, LLC, a specialty department store acquired in October 2006 for approximately $1.2 billion. In connection with the acquisition of Lord & Taylor, NRDC created separate real property and operating companies, which lowered financing costs and increased the value of the entire enterprise. In partnership with Apollo Management L.P., NRDC purchased Linens ‘N Things Inc., a home goods specialty chain, in February 2006 for approximately $1.3 billion. NRDC estimated that the standalone value of Linens ‘N Things’ real estate presented an alternative exit strategy, mitigating the risk of its turnaround plan for the operating business. In July of 2007 Mr. Mack, and Messrs. Richard and Robert Baker sold City & Suburban Federal Savings Bank to Ridgewood Savings Bank. City & Suburban Federal Savings Bank was a New York metropolitan area community bank that they had acquired in 1990.

Assistance from Senior Managers of NRDC and Apollo Real Estate Advisors

In addition to Messrs. Mack, Neibart, Robert Baker and Richard Baker, our executive officers and directors, the following senior managers of NRDC and Apollo Real Estate Advisors, as applicable, will be involved in helping us to source, analyze and execute our initial business combination. None of these individuals are required to commit any specified amount of time to our affairs. Our sponsor and its affiliates and Apollo Real Estate Advisors have agreed to make these individuals available at no cost to us. Pursuant to this agreement, supporting us is part of the employment duties of such individuals to our sponsor and their affiliates and Apollo Real Estate Advisors.

Francis Casale.  As a Managing Partner of NRDC Equity Partners since 2005, Mr. Casale is responsible for the identification, evaluation, acquisition, and ongoing management of the NRDC investment portfolio. Before joining NRDC Equity Partners, Mr. Casale was the Managing Director of Private Equity at S.A.C. Capital Advisors, LLC from 1997 until 2002. There he was responsible for the research, analysis, negotiation, transaction execution and stewardship of more than 20 operating company investments domestically and abroad. From 1993 until 1997, Mr. Casale was a portfolio manager at Axe-Houghton Associates, Inc., a $4 billion investment management company, where he focused on investing in undervalued businesses in all capitalization ranges. He advises the boards and managers of all of the portfolio companies of NRDC Equity Partners. Mr. Casale is the corporate secretary of NRDC Capital Management, LLC. He is a member of the board of directors of Intraprise Solutions Inc. and a Managing Partner of Quotient Partners, LLC. Mr. Casale received his MBA from the Olin School at Babson College and his BA from the College of the Holy Cross.

Brian Pall.  As a Managing Partner of NRDC Real Estate Advisors, LLC since 2005, Mr. Pall is responsible for analyzing potential acquisitions from a real estate perspective and strategic planning for the real estate portfolios underlying NRDC operating companies. Mr. Pall joined NRDC Real Estate Advisors, LLC after 17 years with The Great Atlantic & Pacific Tea Co., Inc., or A&P, where he most recently served as Senior Vice President and Chief Development Officer and served on the Management Executive Committee. He was responsible for all real estate activities of A&P, including store development, design, construction, location research, equipment procurement, real estate law, property disposition and store/shopping center leasing. Mr. Pall is a director of Linens ’N Things Inc. Mr. Pall received his Law Degree from Brooklyn Law School and a BS in Business and Economics from the State University of New York at Oswego.

Donald Watros.  Prior to joining NRDC as a Managing Director in 2006, Mr. Watros spent 18 years in the retail industry. He is responsible for analyzing the retail operations of potential acquisitions. He started his career with The May Department Stores Company and held various financial positions. Most recently, he served as Chief Administrative Officer for Saks Fifth Avenue. In this role he was responsible for finance, planning, information technology, logistics and the outlet division. Mr. Watros received his MBA from Binghamton University and his BS from Cornell University.

Brian M. Earle.  Mr. Earle is a Partner at Apollo Real Estate Advisors and is responsible for new investments and investment management. From 1996 to 2000, Mr. Earle was Vice President of Charlesbank Capital Partners/Harvard Private Capital Group making investments on behalf of the Harvard University Endowment. From 1993 to 1996, Mr. Earle was an associate at Copley Real Estate Advisors on the

Developmental Properties Account. Mr. Earle graduated with a BS in Business Administration, concentrating in finance, from Boston University.

Established Deal Sourcing Network

We believe that the extensive contacts and relationships of our executive officers and directors who average more than 30 years of experience finding and executing business, investment and acquisition transactions will enable us to source, evaluate and execute initial business combination opportunities successfully. Our executive officers and directors have strong reputations in the marketplace and long-term relationships with senior executives and decision-makers. We believe that these relationships with executives employed with, and consultants engaged by, public and private businesses in potential target industries, and with other boards in which our executive officers and directors participate, will provide us with an important advantage in sourcing and structuring potential business combinations. Additionally, our executive officers and directors have extensive contacts with consultants, investment bankers, attorneys, and accountants, among others. While the past successes of our executive officers and directors do not guarantee that we will successfully identify and consummate an initial business combination, they will play an important role in assisting us in finding potential targets and negotiating an agreement for our initial business combination.

Right of First Offer

We have entered into a business opportunity right of first offer agreement with our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and with our executive officers and directors. This right of first offer provides that, subject to the respective pre-existing fiduciary duties of our executive officers and directors, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties becomes aware of, or involved with, a business combination opportunity with any operating business. Subject to the respective pre-existing fiduciary duties of our executive officers and directors, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company for which such executive officer or director serves as an officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies. For a complete description of these affiliations, please see the sections entitled “Management” and “Certain Relationships and Related Transactions — Conflicts of Interest.” As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination that must be presented to any company for which such executive officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners) will not be presented to us until after such executive officer or director has presented the opportunity to such company and such company has determined not to proceed. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Consummating an Initial Business Combination

General

We intend to utilize the net proceeds after expenses of this offering and private placement as well as the co-investment, our capital stock, debt, or a combination of these as the consideration to be paid in an initial business combination. While substantially all of the net proceeds after expenses of this offering are allocated to consummating an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will not, at the time of their investment in us, be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we consummate an initial business combination with a target business using our capital stock and/or debt financing as the consideration to fund the initial business combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may enter into a business combination with an operating business that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to consummate an initial business combination with an operating business that is financially unstable or in the development stage. We may seek to consummate an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to consummation of an initial business combination we will seek to have all vendors, providers of financing, if any, prospective target businesses, or other entities, execute agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. However, we are not obligated to obtain a waiver from any potential vendor, creditor target business or other entity. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our executive officers and directors first determine that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by the executive officers and directors to be significantly superior to those of other consultants that would agree to execute a waiver or a situation in which our executive officers and directors are unable to find a provider of required services willing to provide the waiver. We will seek to secure waivers that we believe are valid and enforceable, but it is possible that a waiver may later be found to be invalid or unenforceable. Our sponsor and our executive officers have agreed, on a joint and several basis, to reimburse us for our debts to any vendor for services rendered or products sold to us, to a potential target business or to providers of financing, if any, in each case only to the extent necessary to ensure that the amounts in the trust account are not reduced by claims made by such party to the extent that the payment of such debts or obligations actually reduces the amount in the trust account payable to our public stockholders in the event of our liquidation. The warrant agreement under which our sponsor has agreed to purchase warrants in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

None of our executive officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any prospective target business regarding an initial business combination or has taken any direct or indirect measures to locate a specific target business or consummate an initial business combination.

Subject to the requirement that our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately consummate an initial business combination. If we combine with a financially unstable business or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our executive officers and directors will endeavor to assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement with, or consummate an initial business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate our initial business combination for consideration in excess of our available assets at the time of the business combination.

Sources of Targets

We may identify a target business through our executive officers’ and directors’ current and previous business contacts or through our public relations and marketing efforts. Our executive officers and directors have long standing business relationships, have seats on the boards of various companies and are involved in several charitable organizations and industry associations in their respective fields. Our executive officers and directors have on average, over 30 years of professional experience. This breadth of experience, and tenure, may be a valuable basis with which to source business targets.

In addition to utilizing our experience and relationships within our executive officers and directors we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

Our executive officers have committed to spending a significant portion of their time on our business but are not required to devote any specific amount of time to our affairs. Our directors have no commitment to spend a specified amount of time in identifying or performing due diligence on potential target businesses. Our executive officers and directors believe that the relationships they have developed over their careers, in combination with the possible sources discussed above, will generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay our sponsor or any of our executive officers, directors, or existing stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination. In addition, neither our sponsor or any of our executive officers, directors, or existing stockholders will receive any finder’s fee, consulting fees, or any similar fees from any person or entity prior to or in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target and Structuring of an Initial Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination, our executive officers and directors will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

Consistent with our objectives, we will endeavor to structure an initial business combination so as to achieve the most favorable tax treatment to us and our stockholders, while also taking into consideration that favorable tax treatment to the target businesses and their stockholders could enable us to negotiate a lower purchase price or preserve our cash. We cannot assure you, however, that the Internal Revenue Service or appropriate state or local tax authorities will agree with our tax treatment of the initial business combination.

The time required to select and evaluate a target business and to structure and consummate the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately consummated will result in our incurring losses and will reduce the funds we can use to consummate another business combination. We will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more operating businesses, or the portion of such business or businesses that we acquire, having a fair market value that is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. As a result, we expect that an initial public offering of $300,000,000 will enable us to consummate an initial business combination with an operating business with a fair market value of at least $228,760,471. The actual amount of the consideration which we will be able to pay for the initial business combination will depend on whether we choose, or are able, to pay a portion of the initial business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. If we choose to acquire all or part of a target business through a share for share exchange or to finance a portion of the initial business combination consideration by issuing additional shares of our common stock, such additional equity may be issued at a price below the then current trading price for shares of our common stock, resulting in dilution of the equity interest of our then current public stockholders. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate an initial business combination for consideration in excess of our available assets at the time of such business combination.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquiror to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquiror’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (less deferred underwriting discounts and commissions and taxes payable) for the minimum fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. Our executive officers and directors will consult with and engage such experts as they deem necessary and useful to evaluate the fair market value of the target business. Our board of directors will determine the fair market value of a target business or businesses and whether a proposed business combination is in the best interests of the stockholders and, in making that determination, will do so in accordance with the requirements of the Delaware General Corporation Law and consistent with their fiduciary obligations in the context of a business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the target if our board of directors independently determines that the target meets the threshold criterion unless one of our executive officers, directors or existing stockholders is affiliated with the target business. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion or one of our executive officers, directors or existing stockholders is affiliated with that target business, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the FINRA with respect to the fair market value of the target business. Any such opinion will be included in our proxy soliciting materials furnished to our stockholders in connection with our initial business combination. Investment banking firms providing fairness opinions typically place limitations on the purposes for which the opinion may be used, and there can be no assurances that, as a result of such limitations or applicable law, stockholders will be entitled to rely on the opinion. We expect to require that any firm selected by us to provide a fairness opinion will adhere to general industry practice in stating the purposes for which its opinion may be used.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if (i) our board of directors independently determines that the target business has sufficient fair market value to meet the threshold criterion and (ii) none of our executive officers, directors and existing stockholders is affiliated with that target business. If no opinion is obtained or if stockholders are not permitted to rely on the opinion, our stockholders will be relying solely on the judgment of our board of directors with respect to the determination of the fair market value of our initial business combination.

Lack of Business Diversification

Our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. We expect to consummate only a single business combination, although to satisfy the 80% test, we may need to consummate a simultaneous combination with more than one operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, in the proxy solicitation materials we distribute to our stockholders in connection with our initial business combination, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. Consummating our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. Our attempt to consummate our initial business combination in this manner would increase the chance that we would be unable to successfully consummate our initial business combination in a timely manner. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and net of taxes payable). Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies. See “Risk Factors — Risks Relating to the Company and the Offering — Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.”

Accordingly, while it is possible that we may attempt to consummate our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to consummate business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination;

•	cause us to depend on the marketing and sale of a single service or product or limited number of services or products; and

•	result in our dependency upon the performance of a single operating business.

If we consummate an initial business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination. See “Risk Factors — Risks Relating to the Company and the Offering — We may only be able to consummate one business combination, which may cause us to be solely dependent on a single business and a limited number of services or products.”

Limited Ability to Assess the Target’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of consummating our initial business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, although our executive officers’ current intention is to continue to be involved in the management of the combined company after our initial business combination, the future role of our executive officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current executive officers and directors will only be able to remain with us after the consummation of our initial business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that our executive officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Although the current intention of our current executive officers is to remain actively involved in our business after consummation of our initial business combination, our executive officers only will be able to remain with us if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they chose to do so. If a business combination were structured as a merger in which the owners of the target business were to control us following an initial business combination, it may be less likely that our current executive officers and directors would remain with us because control would rest with the owners of the target business and not our current executive officers and directors unless otherwise negotiated as part of the transaction in the acquisition agreement, employment agreements or other arrangement. If our current executive officers and directors choose to remain with us after our initial business combination, they will negotiate the terms of the initial business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the initial business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of Our Initial Business Combination

Prior to the consummation of our initial business combination, we will submit the proposed transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under Delaware law. Pursuant to our by-laws, holders of a majority of our issued and outstanding shares of common stock who are entitled to vote, or a quorum, must vote on our initial business combination. Abstentions are not considered to be voting “for” or “against” a transaction and will have no effect on the outcome of the vote to approve our initial business combination. The American Stock Exchange, or AMEX, recommends that stockholders receive notice of any shareholder meeting a minimum of 20 days prior to the meeting. Therefore, if shares of our common stock are listed on AMEX, we will mail the notice at least 23 days prior to the meeting date to allow time for mailing. If shares of our common stock are not listed on AMEX, we will abide by our by-laws and Delaware law, which require us to provide at least ten days’ written notice, measured from the certification date of the mailing, before the date of any shareholders meeting. We will conduct any vote on our initial business combination, whether by a shareholder meeting or written consent, in accordance with the SEC’s proxy rules and the requirements of our amended and restated certificate of incorporation and by-laws. In addition, even if our shareholders vote in favor of a business combination, under the terms of our amended and restated certificate of incorporation, we will not consummate a business combination if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. See “— Conversion Rights.” If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to consummate our initial business combination that meet the criteria set forth in this prospectus until the expiration of 24 months from completion of this offering. In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our executive officers, directors and existing stockholders have agreed to vote the shares of common stock acquired by them prior to the completion of this offering, either for or against an initial business combination in the same manner as the majority of the shares of common stock are voted by our public stockholders. Our existing stockholders have also agreed that they will not be eligible to exercise conversion rights with respect to those shares. In addition, our executive officers, directors and existing stockholders have agreed that they will vote any shares they purchase in the open market in or after this offering in favor of an initial business combination. As a result, an officer, director or existing stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, (ii) public stockholders owning less than 30% of the shares sold in this offering vote against the proposed business combination and exercise their conversion rights and (iii) our stockholders approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence. Voting against the initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below.

After the consummation of our initial business combination, unless required by Delaware law, the federal securities laws, and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the initial business combination is approved and consummated. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account, including accrued interest income (net of taxes payable on such interest and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements), as of two business days prior to the consummation of the initial business combination, divided by the number of shares of common stock sold in this offering. The initial per share conversion price would be approximately $9.88 before interest, or $0.12 less than the per-unit offering price of $10.00.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the initial business combination is approved and consummated. In addition, no later than the business day immediately preceding the vote on the business combination, the stockholder must present written instructions to our transfer agent stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our initial business combination. We may also require public stockholders to tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System no later than the business day immediately preceding the vote on the business combination. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Traditionally, in contrast to the requirement for physical or electronic delivery prior to the stockholder meeting, in order to perfect conversion rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the company would not have any control over the process and the conversion right, to which stockholders were aware they needed to exercise before the stockholder meeting, would become a continuing right until the converting holder delivered his certificate for conversion at the conversion price or such stockholder sold his shares in the open market. The requirement for physical or electronic delivery prior to the stockholder meeting is two-fold. First, it ensures that a converting stockholders holder’s election to convert is irrevocable once the business combination is approved. Second, it ensures that we will know the amount of proceeds that we will able to use to consummate our initial business combination.

The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement up until the business day immediately preceding the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process is within the stockholder’s control and, whether or not he is a record holder or his shares are held in “street name,” can be accomplished by the stockholder in a matter of hours simply by contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for investors generally. However, because we do not have any control over the process, it may take significantly longer than we anticipated and investors may not be able to seek conversion in time. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if, in accordance with the American Stock Exchange’s proxy notification recommendations, the stockholders receive the proxy solicitation materials at least twenty days prior to the meeting.

In the event a stockholder tenders his or her shares and decides prior to the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our initial business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker approximately $35 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting as the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

The steps outlined above will make it more difficult for our stockholders to exercise their conversion rights. In the event that it takes longer than anticipated to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares. If a stockholder votes against the initial business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after consummation of our initial business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not consummate our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. We will not propose to our stockholders any transaction that is conditioned on holders of less than 30% of the public shares exercising their conversion rights.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until 24 months from the completion of this offering. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock for a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation, whether or not they have previously delivered their shares for conversion without any further action on their part.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We intend to structure and consummate any potential business combination in a manner such that public stockholders holding up to in the aggregate one share less than 30% of our shares issued in this offering voting against our initial business combination could convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, and the business combination could still go forward. As a result, we will be able to complete a business combination even in the face of strong stockholder dissent. Furthermore, the ability to consummate a transaction despite shareholder disapproval in excess of what would be permissible in a traditional blank check offering may be viewed negatively by potential investors seeking shareholder protections consistent with traditional blank check offerings. However, we believe the benefit of approving a transaction with a large majority outweighs these potential negatives.

The initial conversion price will be approximately $9.88 per share. As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if No Business Combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until          , 2009, 24 months from the completion of this offering. This provision may not be amended except in connection with the consummation of our initial business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of liquidating and winding up our affairs, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence has ended, with any franchise tax due or assessable by the State of Delaware. We view this provision terminating our corporate life by          , 2009 as an obligation to our stockholders, and our executive officers and directors have agreed that they will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

If we are unable to complete an initial business combination within 24 months after the completion of this offering, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Payment or reasonable provision for payment of claims will be made in the discretion of the board of directors based on the nature of the claim and other factors deemed relevant by the board of directors. Claims may be satisfied by direct negotiation and payment, purchase of insurance to cover the claim(s), setting aside money as a reserve for future claims, or otherwise as determined by the board of directors in its discretion. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.88 (or $9.85 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares of common stock. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, our sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $15,000 and $25,000) and has agreed not to seek repayment of such expenses.

If we were unable to consummate an initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest income, if any (and net of taxes payable on such interest income and release of up to $2,250,000 of interest income, after tax, available to us to fund working capital requirements), earned on the trust account, the per share liquidation price would be approximately $9.88, plus interest, or approximately $0.12 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which will be prior to the claims of our public stockholders. Our sponsor and our executive officers have agreed, on a joint and several basis, that, if we liquidate prior to the consummation of our initial business combination, they will reimburse the trust account for our debts to any vendor for services rendered, products sold or financing provided to us, to a potential target business or to providers of financing, if any, in each case only to the extent necessary to ensure that such claims do not reduce the amount in the trust account available for payment to our stockholders in the event of a liquidation. We currently believe that our sponsor and our executive officers are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations. However, we cannot assure you that our sponsor and our executive officers will be able to satisfy those obligations. In order to protect the amounts held in the trust account. Our executive officers have separately agreed with our sponsor to provide to our sponsor any funds required to meet these obligations. In the event that the proceeds in the trust account are reduced and our sponsor or our executive officers assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether we would take legal action against our sponsor or our executive officers to enforce their indemnification obligations. While we currently expect that our independent directors would take action on our behalf against our sponsor and our executive officers to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual per share liquidation price will not be less than approximately $9.88.

We will seek to obtain agreements from third parties waiving their rights or claims to the trust account. However, there is no guarantee that vendors, prospective target businesses, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account which could have higher priority than the claims of our public stockholders. Our sponsor and our executive officers have agreed, on a joint and several basis, pursuant to agreements with us and Banc of America Securities, LLC that, if we liquidate prior to the consummation of our initial business combination, they will be liable to ensure that the proceeds in the trust account are not reduced by claims of target businesses or entities that are owed money by us for services rendered or contracted for or products sold to us. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.88. We currently believe that our sponsor is capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations and, based on representations made to us by each of our executive officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our sponsor and our executive officers will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our sponsor and our executive officers currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

We expect that our total costs and expenses associated with the implementing and completing our liquidation will be in the range of $15,000 to $25,000. This amount includes all costs and expenses related to our winding up and liquidation. We believe that there should be sufficient funds available from interest income, after tax, earned on the trust account available to us as working capital to fund the $15,000 to $25,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after          , 2009, 24 months from the completion of this offering, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually consummated by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the restated certificate would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our initial business combination (subject to any fiduciary obligations our management or board may have). In addition, we believe we have an obligation in every case to structure our initial business combination so that not less than 8,999,999 of our shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and that, despite such conversions, the business combination may still proceed.

Competition

In identifying, evaluating, and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and consummating business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing an initial business combination with a target business. In addition:

•	the requirement that we obtain stockholder approval of our initial business combination and that audited and perhaps interim-unaudited financial information be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the consummation of a transaction;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, the private placement warrants and the co-investment securities and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the initial business combination could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. Our executive officers and directors believe, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Facilities

We currently maintain our executive offices at 3 Manhattanville Road, Purchase, New York 10577. The cost for this space is included in the $7,500 per-month fee our sponsor will charge us for general and administrative services commencing on the effective date of this offering pursuant to a letter agreement between us and our sponsor. The agreement provides for a term of up to two years, commencing on the effective date of this offering, until the earlier of our consummation of an initial business combination or our liquidation . We believe that based on rents and fees for similar services in the Purchase, New York area, that the fee which will be charged by our sponsor is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have four executive officers, all of whom are also members of our board of directors. Although our executive officers are not obligated to contribute any specific number of hours per week to our business, following this offering, we anticipate that our executive officers will devote a portion of their working time to our business. As noted earlier, each of our executive officers is affiliated with other entities, including NRDC and Apollo, and the amount of time each of them will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any employees prior to the consummation of an initial business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our executive officers and directors believe that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for an initial business combination.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our executive officers or directors in their capacity as such.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Escrow of offering proceeds	$296,450,589 of the net proceeds from this offering and the private placement will be deposited in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds consist of $277,950,589 from the net proceeds of the offering, $10,500,000 of proceeds attributable to the deferred underwriting discounts and commissions and $8,000,000 of proceeds from the private placement.	$251,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Investments of net proceeds	The $296,450,589 of net proceeds from this offering and the private placement held in the trust account will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less or in a money market funds meeting conditions under Rule 2a-7 promulgated under the 1940 Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the 1940 Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements, including the costs of our liquidation in such an event) will be held in the trust account for use in consummating an initial business combination or released to investors upon exercise of their conversion rights or upon liquidation .	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

Limitation on fair value or net assets of target business	The target for our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will be calculated by multiplying the fair market value of the entire business by the percentage of the target business we acquire.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin trading separately five (5) business days following the earlier to occur of termination of the underwriters’ over-allotment option or its exercise in full.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the completion of this offering. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
No trading of the units or the underlying common stock and warrants would be permitted until the consummation of an initial business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants (excluding the co-investment warrants) cannot be exercised until the later of the consummation of an initial business combination or one year from the completion of this offering (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the consummation of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. If our shares are listed on AMEX, the meeting to vote on the initial business combination will take place not less than 23 days after mailing the proxy statement. If our shares are not listed on AMEX, the meeting to vote on the initial business combination will take place not less than 10 days after the certification date of mailing the proxy statement. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including accrued interest (net of taxes payable on such interest income and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements). However, a stockholder who does not follow these procedures or a stockholder who does not take any action, including abstaining from the vote, would not be entitled to the return of any funds from the trust account. A quorum of our stockholders must vote on the initial business combination. Abstentions are not considered to be voting “for” or “against” a transaction and will have no effect on the outcome of the vote to approve our initial business combination. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 24 months have not yet passed since the completion of this offering, we may seek other target businesses that meet the criteria set forth in this prospectus with which to consummate our initial business combination. If at the end of such 24 month period we have not obtained stockholder approval for an alternate initial business combination, we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest (net of taxes payable on such interest income, and after release of up to $2,250,000 of interest income, after tax, to fund working capital requirements).	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Terms Under a
	Terms of Our Offering	Rule 419 Offering

Initial business combination deadline
Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the completion of this offering except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.

If we are unable to complete a business combination within 24 months after the completion of this offering, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
If an initial business combination has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds held in the trust account	Except with respect to interest income earned on the trust account balance released to us to pay any income taxes on such interest and interest income of up to $2,250,000 million on the balance in the trust account released to us to fund our working capital requirements (subject to the payment of taxes on such interest), the proceeds held in the trust account will not be released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the consummation of an initial business combination or the failure to consummate an initial business combination within the allotted time. Liquidation will require stockholder approval of a plan of liquidation approved by our board of directors prior to releasing the proceeds held in the escrow account. However, since all securities are required to be held in the escrow or trust account, liquidation will not require solicitation of public stockholders or compliance with the SEC proxy rules. In the event an initial business combination is not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name:	Age:	Position:

William L. Mack	67	Chairman of the Board
Robert C. Baker	72	Vice-Chairman of the Board
Richard A. Baker	41	Chief Executive Officer and Director
Lee S. Neibart	57	President and Director
Michael J. Indiveri	56	Director
Edward H. Meyer	80	Director
Laura H. Pomerantz	60	Director
Vincent S. Tese	64	Director
Ronald W. Tysoe	54	Director

Below is a summary of the business experience of each of our executive officers and directors.

William L. Mack — Chairman.  Mr. Mack is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also a founder and Senior Partner of Apollo Real Estate Advisors since its inception in 1993 and the President of the corporate general partners of the Apollo real estate funds. Since 1993, Apollo has overseen the investment of 16 real estate funds and numerous joint ventures, through which it has invested over $7 billion in more than 350 transactions. The Apollo real estate funds target a broad range of opportunistic, value-added and debt investments in real estate assets and portfolios throughout the United States, Europe and Asia. Mr. Mack is also a Senior Partner of the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments. Mr. Mack serves as non-executive Chairman of the Board of Directors of Mack-Cali Realty Corporation, a publicly traded real estate investment trust. He has been a Director of Mack-Cali since the 1997 merger of the Mack Organization’s office portfolio into Mack-Cali. Mr. Mack also serves as Vice Chairman of the Board of Trustees of the University of Pennsylvania, as an Overseer of the Wharton School of Business, as Vice Chairman of the Board and as an Executive Committee Member of the North Shore Long Island Jewish Health System and as the Chairman of the Solomon R. Guggenheim Foundation. Mr. Mack attended the University of Pennsylvania’s Wharton School of Business and received a B.S. in Business Administration from the New York University School of Business.

Robert C. Baker — Vice-Chairman.  Mr. Baker is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He is also the Chairman and CEO of National Realty & Development Corporation and has been since its founding in 1978. National Realty & Development Corporation has amassed a real estate portfolio in excess of 18 million square feet, which includes shopping centers, corporate business centers and residential communities in 20 states. The company’s tenants include prominent retailers such as Wal-Mart, Kohl’s, Lowe’s, Toys ‘R Us, The Home Depot, Sears, Staples, Supervalu, and T.J. Maxx, among others. National Realty & Development Corporation remains one of the largest privately owned development companies in the United States. Mr. Baker has over 46 years experience in land acquisition, construction, financing and management. Mr. Baker is a graduate of Yale University and Yale Law School. He has recently funded the Dean’s Discretionary Fund at Yale Law School and is a member of the Yale Law School Executive Committee. Mr. Baker is a Trustee of the Guggenheim Museum and is a member of the Executive Committee and the Real Estate and Development Committee. Mr. Baker is also a member of the Board of Directors of Johns Hopkins Medicine. Mr. Robert Baker is the father of Mr. Richard Baker, our Chief Executive Officer.

Richard A. Baker — Chief Executive Officer.  Mr. Baker is a founder and President and Chief Executive Officer of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. Mr. Baker is also vice chairman of National Realty & Development Corporation, a privately owned real estate development company owned by him and Mr. Robert Baker. Mr. Baker is Chairman of Lord & Taylor Holdings, LLC, and a director of the Hudson’s Bay Company and Brunswick School. Mr. Baker is a graduate of Cornell University and serves on the Dean’s Advisory Board of the hotel and real estate program. Mr. Richard Baker is the son of Mr. Robert Baker, our Vice-Chairman.

Lee S. Neibart — President.  Mr. Neibart is a founder of NRDC Real Estate Advisors, LLC and NRDC Equity Partners. He has been a Senior Partner of Apollo Real Estate Advisors since 1993. Mr. Neibart oversees the global day-to-day activities of Apollo Real Estate Advisors, including portfolio company and fund management, strategic planning and new business development. From 1989 to 1993, most recently as Executive Vice President and Chief Operating Officer, Mr. Neibart worked at the Robert Martin Company, a real estate development and management firm. Mr. Neibart is a director of Linens ‘N Things. Mr. Neibart serves on the Advisory Boards of both The Enterprise Foundation and The Real Estate Institute of New York University. He is a past President of the New York Chapter of the National Association of Industrial and Office Parks. Mr. Neibart graduated with a B.A. from the University of Wisconsin and an M.B.A. from New York University.

Michael J. Indiveri — Director.  Michael J. Indiveri currently serves as Chief Financial Officer of Amalgamated Bank in New York. From 1997 until July 2007, Mr. Indiveri served as the Executive Vice President & Chief Financial Officer of City & Suburban Federal Savings Bank, where he was also a director. Mr. Indiveri served as Senior Vice President & Chief Financial Officer of New York Federal Savings Bank from 1994 to 1997. Mr. Indiveri received a B.A. in Political Science from Rutgers University and an M.B.A. from Fordham University.

Edward H. Meyer — Director.  Edward H. Meyer was Chairman and CEO of the advertising firm Grey Global Group from 1970 until 2006. Prior to becoming Chairman, he was President of Grey from 1968 until 1970. Prior to Grey, he was an associate at Bloomingdales. He also served as a director of the May Department Stores for 17 years. Since leaving Grey in 2006, Mr. Meyer has acted as a director for a number of companies. He is currently on the board of Ethan Allen Inc., the Jim Pattison Group, National Cinemedia, LLC, and Harman International Industries, Inc. Mr. Meyer serves as Treasurer and Trustee of the Solomon R. Guggenheim Museum and as a Trustee of the New York University Medical Center. Mr. Meyer received a B.A. in Economics from Cornell University.

Laura H. Pomerantz — Director.  Laura Pomerantz is a Principal at PBS Realty Advisors LLC. Prior to joining PBS in 2001, Ms. Pomerantz was a Senior Managing Director at Newmark & Company Real Estate. Prior to joining Newmark in 1996, Ms. Pomerantz was Executive Managing Director of S.L. Green and prior to that she was the Executive Vice President of The Leslie Fay Companies, Inc., having responsibility for supervising several of its upscale fashion divisions. She was with Leslie Fay for over 18 years and served on the company’s Board of Directors. Ms. Pomerantz is a member of the Carnegie Hall Board of Trustees. She graduated from Miami Dade Community College.

Vincent S. Tese — Director.  Mr. Tese co-founded Cross Country Cable, Inc. in 1976 and served as its Chairman until its sale to Pacific Telesis in 1995. Since 1995, Mr. Tese has been managing personal investments. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, Chairman and Chief Executive Officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and Commissioner and Vice Chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is a director of The Bear Stearns Companies, Inc., Bowne and Company, Inc., Cablevision, Inc., Gabelli Asset Management, Intercontinental Exchange, Inc. and Mack-Cali Realty Corporation. In addition, he is Trustee of New York University School of Law and The New York Presbyterian Hospital. Mr. Tese received a B.S. in Accounting from Pace University and received a J.D. from Brooklyn Law School and an L.L.M. in Taxation from New York University School of Law.

Ronald W. Tysoe — Director.  Mr. Tysoe was a Senior Advisor at Perella Weinberg Partners LP, a boutique investment banking firm, from October 2006 until September 2007. Prior to that he was Vice Chairman of Federated Department Stores, Inc., a position he held since April of 1990. Mr. Tysoe served as Chief Financial Officer of Federated from 1990 to 1997 and served on the Federated board of directors from 1988 until May 2005. Mr. Tysoe is currently a member of the board of directors of E.W. Scripps Company and Canadian Imperial Bank of Commerce. Mr. Tysoe received both his Bachelor of Commerce and Bachelor of Law degrees at the University of British Columbia.

Number and Terms of Directors

Our board of directors has nine directors who are divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael J. Indiveri, Edward H. Meyer and Laura H. Pomerantz will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of William L. Mack, Ronald W. Tysoe and Vincent Tese will expire at the second annual meeting. The term of office of the third class of directors, consisting of Richard A. Baker, Robert C. Baker and Lee S. Neibart, will expire at the third annual meeting.

Our directors will play a key role in identifying and evaluating prospective target businesses, selecting the target business, and structuring, negotiating and consummating its combination with us. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

The American Stock Exchange listing standards require that a majority of our board of directors be independent. Our board of directors has determined that Michael J. Indiveri, Edward H. Meyer, Laura H. Pomerantz, Vincent S. Tese and Ronald W. Tysoe are “independent directors” as defined in the American Stock Exchange listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the independent directors will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the independent directors will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The independent directors’ approval will be required for any affiliated party transaction.

Committees of the Board of Directors

Audit Committee

Our board of directors has an Audit Committee that reports to the board of directors. Michael J. Indiveri, Vincent S. Tese and Ronald W. Tysoe serve as members of our Audit Committee. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. All of the members of our Audit Committee are independent.

Michael J. Indiveri, serves as the Chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our board of directors has determined that Michael J. Indiveri qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The Audit Committee is responsible for:

•	meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

•	reviewing and approving all payments made to our existing stockholders, sponsors, officers or directors and their respective affiliates, other than a payment of an aggregate of $7,500 per month to our sponsor for office space and administrative services. Any payments made to members of our Audit Committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

Our board of directors has a Compensation Committee that reports to the board of directors. Edward H. Meyer, Laura Pomerantz and Ronald W. Tysoe, each of whom is “independent” as defined in the rules of the American Stock Exchange and the SEC, serve as members of our Compensation Committee. Ronald W. Tysoe serves as the Chairman of the Compensation Committee. The functions of our Compensation Committee include:

•	Establishing overall employee compensation policies and recommending to our board of directors major compensation programs;

•	Subsequent to our consummation of a business combination, reviewing and approving the compensation of our officers and directors, including salary and bonus awards;

•	Administering our various employee benefit, pension and equity incentive programs;

•	Reviewing officer and director indemnification and insurance matters; and

•	Following the completion of this offering, preparing an annual report on executive compensation for inclusion in our proxy statement.

Governance and Nominating Committee

We do not currently have a Governance and Nominating Committee. The independent members of our board of directors perform the functions of a Governance and Nominating Committee.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders, or any of their respective affiliates (except as otherwise set forth in this prospectus), for services rendered prior to or in connection with an initial business combination. However, our executive officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending board of directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

In addition, our current executive officers and directors may or may not remain with us following an initial business combination, depending on the type of business acquired and the industry in which the target business operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following an initial business combination, the terms of which have not yet been determined. We cannot assure you that our current executive officers and directors will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following an initial business combination.

Code of Ethics

We have adopted a Code of Ethics that applies to our officers, directors and employees. We have filed a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Form 8-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior Share Issuances

On July 13, 2007, we issued 8,625,000 shares of our common stock (including 1,125,000 shares that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option) to our sponsor for $25,000 in cash at a purchase price of approximately $0.003 per share, after giving effect to a 6 for 5 stock split of our common stock on September 4, 2007. NRDC Capital Management, LLC is a Delaware limited liability company, the sole members of which are our executive officers. Our sponsor will transfer to each of our independent directors an equal number of shares on the same conditions and for the same price per share as those we extended to our sponsor.

On October 2, 2007, we entered into an agreement with our sponsor pursuant to which it has agreed to purchase an aggregate of 8,000,000 warrants at a purchase price of $1.00 per warrant. These warrants will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act. The private placement will occur immediately prior to completion of this offering.

Our sponsor will be entitled to make up to three demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. Our sponsor can elect to exercise these registration rights at any time beginning three months prior to the date on which the transfer restriction period applicable to such shares expires. In addition, our sponsor has certain “piggy-back” registration rights with respect to these shares on registration statements filed subsequent to such date. Our other existing stockholders have piggy-back registration rights with respect to their shares on registration statements filed following the date three months prior to the date on which they become available for resale. We will bear the expenses incurred in connection with the filing of any such registration statements.

Co-investment Units

Our sponsor has agreed to purchase 2,000,000 co-investment units in connection with our initial business combination at a purchase price of 10.00 per unit for an aggregate purchase price of $20,000,000, from us in a private placement that will occur immediately prior to the consummation of our initial business combination. This will not occur until the execution of a definitive business combination agreement and the approval of our initial business combination by our stockholders. These co-investment units will be identical to the units sold in this offering except that the common stock and the warrants included in the co-investment units, and the common stock issuable upon exercise of those warrants, with certain limited exceptions, may not be transferred or sold for one year after the consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable only after the date on which the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period beginning at least 90 calendar days after the consummation of our initial business combination, (2) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (3) not subject to redemption by us. As the proceeds from the sale of the co-investment units will not be received by us until immediately prior to our consummation of a business combination, these proceeds will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidating distribution. Our sponsor will not receive any additional carried interest (in the form of additional units, common stock, warrants or otherwise) in connection with the co-investment. The business purpose of the co-investment is to provide additional capital to us and to demonstrate our sponsor’s further commitment to our completion of a business combination. We have agreed with our sponsor that if any person that has a co-investment obligation does not consummate the co-investment when required to do so, that person will forfeit all of the shares and private placement warrants that such person purchased prior to the completion of this offering.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our executive officers and directors is required to commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. Each of our executive officers and directors is engaged in several other business endeavors. Our executive officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•	In the course of their other business activities, our executive officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see the section entitled “Management” and the discussion below for a complete description of our executive officers’ and directors’ other affiliations. We and they have determined to deal with these potential conflicts as discussed below.

•	Our executive officers and directors are, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us but have agreed not to become affiliated with any other blank check companies until the earlier of our consummation of an initial business combination or our liquidation.

•	We may decide to acquire one or more businesses affiliated with our executive officers, directors or existing stockholders. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our executive officers, directors or existing stockholders is fair to our stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of our initial business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting target businesses and consummating an initial business combination in a timely manner. These interests include membership interests held by our executive officers, all of whom are also directors, in our sponsor, and through those interests an indirect ownership in our common stock, private placement warrants and co-investment securities held by our sponsor. Our executive officers, directors and existing stockholders have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, our executive officers, directors and existing stockholders have agreed not to enter into any agreement to sell or transfer any of their common stock held prior to the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of their private placement warrants, if any, until after the consummation of our initial business combination, subject to certain exceptions described under the section entitled “Underwriting — Lock-up Agreement.”

•	It is possible that Messrs Mack, Robert Baker, Richard Baker and Neibart, as our executive officers, could be negotiating the terms and conditions of the business combination on our behalf at the same time that they, as individuals, were negotiating the terms and conditions related to an employment, consulting or other agreement with representatives of the potential business combination candidate.

•	Our sponsor has agreed that, commencing on the effective date of this prospectus it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay our sponsor, $7,500 per month for these services. As a result of this agreement, our executive officers will benefit from the transaction to the extent of their indirect interest in our sponsor. However, these arrangements are solely for our benefit and are not intended to provide any of our executive officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar office space and services in the Purchase, New York area, that the fees charged by our sponsor, are at least as favorable as we could have obtained from unaffiliated third-parties.

In general, executive officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

As a result of multiple business affiliations, our executive officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. In addition, conflicts of interest may arise when our board of directors evaluates a particular business opportunity with respect to the above-listed criteria. Thus, our executive officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. In this connection, we have entered into a business opportunity right of first offer agreement with our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners and with our executive officers and directors. This right of first offer provides that, subject to the respective pre-existing fiduciary duties of our executive officers and directors, from the date of this prospectus until the earlier of the consummation of our initial business combination or our liquidation, we will have a right of first offer if any of these parties becomes aware of, or involved with, a business combination opportunity with any operating business. Subject to the respective pre-existing fiduciary duties of our executive officers and directors, these parties to the right of first offer agreement will, and will cause companies or entities under their management or control, to first offer any such business opportunity to us and they will not, and will cause each other company or entity under their management or control not, to pursue any such business opportunity unless and until our board of directors, including a majority of our disinterested independent directors, has determined that we will not pursue such opportunity.

We recognize that each of our executive officers and directors may be deemed an affiliate of any company for which such executive officer or director serves as an officer or director or for which such executive officer or director otherwise has a pre-existing fiduciary duty and that a conflict of interest could arise if an opportunity is appropriate for one of such companies.

Our executive officers and directors owe a pre-existing fiduciary obligation to the following companies and entities:

•	Mr. Mack is affiliated with, and owes pre-existing fiduciary duties, to:

•	the Mack Organization, a national owner of industrial buildings and other income-producing real estate investments, as a Senior Partner, and

•	Mack-Cali Realty, a publicly traded real estate investment trust, as its non-executive chairman.

•	Mr. Richard A. Baker is affiliated with, and owes pre-existing fiduciary duties, to:

•	Lord & Taylor Holdings LLC, a national upscale specialty department store, as Chairman of its board of directors, and

•	Hudson’s Bay Company, Canada’s largest diversified general merchandise retailer holding interests in discount, specialty and department stores, as a director.

•	Mr. Neibart is affiliated with, and owes pre-existing fiduciary duties, to Linens ‘N Things, a national retailer of home textiles, housewares and home accessories, as a director.

•	Michael J. Indiveri is affiliated with, and owes pre-existing fiduciary duties, to Amalgamated Bank, a union-owned banking services company, as Chief Financial Officer.

•	Edward H. Meyer is affiliated with, and owes pre-existing fiduciary duties, to:

•	Ethan Allen Inc., a national home furnishings company, as a director,

•	Ocean Road Advisors, Inc., an investment management company that directs the investment and related activities of several family offices, as Chairman, Chief Executive Officer and Chief Investment Officer,

•	The Jim Pattison Group, a conglomerate based in Canada that focuses on the automotive, media, packaging, food sales and distribution, magazine distribution, entertainment, export and financial industries, as a director,

•	National Cinemedia LLC, a national cinema advertising company, as a director, and

•	Harman International Industries Inc., a developer, manufacturer and marketer of high-end audio products and electronic systems, as a director.

•	Laura H. Pomerantz is affiliated with, and owes pre-existing fiduciary duties, to:

•	PBS Realty Advisors LLC, a commercial real estate advisory firm, as a Principal, and

•	G-III, the world’s premier designer and manufacture of quality leather outerwear, dresses, women’s suits and sportswear, as a director.

•	Vincent S. Tese is affiliated with, and owes pre-existing fiduciary duties, to

•	Mack-Cali Realty Corporation, as a director,

•	The Bear Stearns Companies Inc., an investment banking, securities trading and brokerage firm, as a director,

•	Bowne and Company Inc., a provider of financial, marketing and business communications services, as a director,

•	Cablevision, Inc., a telecommunications, media and entertainment company, as a director,

•	Gabelli Asset Management, an investment services firm, as a director, and

•	Intercontinental Exchange, Inc., an operator of a global, electronic marketplace for trading both futures contracts and other financial products, as a director.

•	Ronald W. Tysoe is affiliated with, and owes pre-existing fiduciary duties, to

•	E.W. Scripps Company, a media company with interests in newspaper publishing, broadcast television stations and cable television networks, as a director, and

•	Canadian Imperial Bank of Commerce, a banking and business services enterprise, as a director.

As part of this right of first offer, we have established procedures with respect to the sourcing of a potential business combination by our executive officers and directors to eliminate such conflict for our executive officers and directors, whereby a potential business combination that must be presented to any company for which such executive officer or director, as the case may be, serves as an officer or director or otherwise has a pre-existing fiduciary duty (other than our sponsor, NRDC Real Estate Advisors, LLC and NRDC Equity Partners) will not be presented to us until after such executive officer or director has presented the opportunity to such company and such company has determined not to proceed. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Our existing stockholders have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to the shares of common stock that they acquire prior to this offering. Our existing stockholders will participate in any liquidating distributions with respect to any shares of common stock acquired by them in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock owned by them immediately before the completion of this offering either for or against an initial business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence. Accordingly, our existing stockholders will not have any conversion rights with respect to those shares acquired in or following completion of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against an initial business combination that is ultimately approved and consummated.

NRDC Capital Management, LLC, our sponsor and an existing stockholder, made us an interest-free loan of $200,000 for the payment of offering expenses. The loan will be repaid upon the completion of this offering out of the proceeds of this offering.

We will reimburse our executive officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate an initial business combination.

Other than the repayment of the $200,000 interest-free loan described above, the payment of $7,500 per month to our sponsor in connection with the office space and certain general and administrative services rendered to us and reimbursement for out-of-pocket expenses payable to our executive officers and directors, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our executive officers, directors, or existing stockholders or any of their respective affiliates prior to or in connection with our initial business combination.

All ongoing and future transactions between us and any of our executive officers and directors or their respective affiliates, including loans by our executive officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

We consider Messrs. William L. Mack, Robert C. Baker, Richard A. Baker and Lee S. Neibart to be our “promoters” and our sponsor to be our “parent” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus after giving effect to a 6 for 5 stock split of our common stock and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

			As Adjusted for the Public Offering
			No Exercise of		Full Exercise of
	Number of		Over-Allotment Option		Over-Allotment Option
	Shares before	Percentage of		Percentage of		Percentage of
	Offering and	Outstanding		Outstanding		Outstanding
	Private	Common	Number of	Common	Number of	Common
Name of Beneficial Owners(1)	Placement	Stock	Shares	Stock	Shares	Stock

NRDC Capital Management, LLC(2)	8,400,000	97.40%	7,275,000	19.40%	8,400,000	19.50%
William L. Mack(2)(3)(5)	8,400,000	97.40%	7,275,000	19.40%	8,400,000	19.50%
Robert C. Baker(2)(3)(4)(5)	8,400,000	97.40%	7,275,000	19.40%	8,400,000	19.50%
Richard A. Baker(2)(3)(4)(5)	8,400,000	97.40%	7,275,000	19.40%	8,400,000	19.50%
Lee S. Neibart(3)(5)	8,400,000	97.40%	7,275,000	19.40%	8,400,000	19.50%
Michael J. Indiveri	45,000	0.52%	45,000	0.12%	45,000	0.10%
Edward H. Meyer	45,000	0.52%	45,000	0.12%	45,000	0.10%
Laura H. Pomerantz	45,000	0.52%	45,000	0.12%	45,000	0.10%
Vincent S. Tese	45,000	0.52%	45,000	0.12%	45,000	0.10%
Ronald W. Tysoe	45,000	0.52%	45,000	0.12%	45,000	0.10%
All Directors and Officers as a Group (9 persons)	8,625,000	100.00%	7,500,000	20.00%	8,625,000	20.00%

(1)	Unless otherwise noted, the business address of each of the following is 3 Manhattanville Road, Purchase, New York 10577.

(2)	William L. Mack, Robert C. Baker, Richard A. Baker and Lee S. Neibart, as the sole members of our sponsor may be deemed to be the beneficial owners of the shares of common stock held by our sponsor. Includes 1,125,000 shares of common stock that are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option.

(3)	Includes shares issued to our sponsor. See footnote (2) above.

(4)	Mr. Robert C. Baker and Mr. Richard A. Baker are father and son, but do not share the same residence.

(5)	Upon consummation of the co-investment, our sponsor would own approximately 24.1% of our outstanding common stock, assuming that no additional shares are otherwise issued as consideration for our initial business combination and that our sponsor does not purchase any additional shares of our common stock in this offering or after completion of this offering.

In addition, in connection with any vote required for our initial business combination, our existing stockholders have agreed to vote all of the shares of common stock held by them prior to the completion of this offering either for or against a business combination and amending our amended and restated certificate of incorporation to provide for our perpetual existence in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination and in favor of amending our amended and restated certificate of incorporation to provide for our perpetual existence.

Our executive officers, directors and existing stockholders have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, and other than in respect of the co-investment units, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC, until or in connection with the consummation of our initial business combination. Additionally, subject to certain limited exceptions described under the section entitled “Underwriting — Lock-up Agreement”, our executive officers, directors and existing stockholders have agreed not to enter into any agreement to sell or transfer any of their common stock held prior to the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of their private placement warrants, if any, until after the consummation of our initial business combination. This consent may be given at any time without public notice. However, if (1) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (2) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 106,000,000 shares of common stock, par value $0.0001 per share, and 5,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 8,625,000 shares of common stock are outstanding, held by one record holder, and no shares of preferred stock are outstanding. If the underwriters do not exercise the over-allotment option in full, up to 1,125,000 of such shares are subject to forfeiture. The underwriting agreement prohibits us, prior to an initial business combination, from issuing additional units, additional common stock, preferred stock, additional warrants, or any options or other securities convertible or exchangeable into common stock or preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin trading separately on the earlier to occur of the termination of the underwriters’ option to purchase up to 4,500,000 additional units to cover over-allotments or the exercise by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment option. Following the date the common stock and the warrants are eligible to trade separately, the units will continue to be listed for trading and any stockholder may elect to trade the common stock and the warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and any stockholder of our common stock and warrants may elect to combine them and to trade them as a unit. Stockholders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our executive officers, directors and existing stockholders have agreed to vote all of the shares of common stock owned by them prior to the completion of this offering either for or against an initial business combination in the same manner that the majority of the shares of common stock are voted by our public stockholders. Our executive officers, directors and existing stockholders also have agreed that if they acquire shares of common stock in or following the completion of this offering, they will vote all such acquired shares in favor of our initial business combination. However, our executive officers, directors and existing stockholders will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination, public stockholders owning less than 30% of the shares sold in this offering both vote against the proposed initial business combination and exercise their conversion rights as discussed above and a majority of the outstanding shares of our common stock are voted in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination within 24 months after the completion of this offering, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to our initial business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any assets remaining available for distribution to them. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriting discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon, net of income taxes payable on such interest. Our existing stockholders, including our executive officers and directors, have waived their right to participate in any liquidating distributions occurring upon our failure to consummate an initial business combination with respect to shares of common stock acquired by them prior to this offering. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by any of them in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholders, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and the initial business combination is approved and consummated. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock. We may issue some or all of the preferred stock to consummate a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. However, the underwriting agreement prohibits us, prior to an initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time, unless we earlier redeem the warrants, commencing on the later of:

•	the consummation of the initial business combination; or

•	one year from the completion of this offering.

The warrants will expire four years from the completion of this offering at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice to each warrant holder; and

•	if, and only if, the last sales price of our common stock on the American Stock Exchange, or other principal market on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders, and a registration statement under the Securities Act relating to shares of common stock issuable upon exercise of the warrants is effective and expected to remain effective and a prospectus is available for use to and including the redemption date.

We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his warrants prior to the scheduled redemption date. There can be no assurance that the price of the common stock will exceed either the redemption price of $14.25 per share of common stock or the warrant exercise price of $7.50 per share of common stock after we call the warrants for redemption. Our right to redeem the outstanding warrants includes the private placement warrants.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. The private placement warrants may be exercised on a cashless basis so long as they are held by our sponsor or its permitted transferees.

No warrants will be exercisable unless at the time of exercise a registration statement relating to shares of common stock issuable upon exercise of the warrants is effective and a prospectus relating to shares of common stock issuable upon exercise of the warrants is available for use and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Holders of the warrants are not entitled to net cash settlement and the warrants may only be settled by delivery of shares of our common stock and not cash. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain an effective registration statement and a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We have no obligation to settle the warrants in the absence of an effective registration statement or a prospectus available for use. The warrants may never become exercisable if we never comply with these registration requirements. The warrants may be deprived of any value and the market for the warrants may be limited if an effective registration statement and the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside and we will not be required to cash settle any such warrant exercise. Warrants included in the units issued in this offering will not be exercisable on a cashless basis. The private placement warrants will not be exercisable at any time unless a registration statement is effective and a prospectus is available for the public warrant holders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Initial Shares and Co-investment Shares

Our sponsor and other holders of shares of our common stock issued prior to the consummation of this offering have the same rights as public stockholders, except that they will not participate in any distribution of amounts in the trust account in the event that we fail to consummate our initial business combination within 24 months after the date of this prospectus and are not entitled to conversion rights in the event of our initial business combination. Holders of the co-investment shares, if and when issued, will be entitled to the same rights as our public stockholders. The initial shares and the co-investment shares are not transferable or saleable, with limited exceptions described under the section entitled “Underwriting — Lock-up Agreement”, until one year after the consummation of our initial business combination. Additionally, because our executive officers are the sole members of our sponsor, these executive officers have agreed not to sell or otherwise transfer their ownership interests in our sponsor until we have consummated our initial business combination, subject to the same limitation as noted above.

Private Placement Warrants

The warrants issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that our sponsor or its permitted transferees will have the right to exercise those warrants on a cashless basis. If a holder of the private placement warrants elects to exercise them on a cashless basis, that holder would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our the sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. We would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in this offering will not be exercisable on a cashless basis.

Our sponsor has agreed not to sell or otherwise transfer the private placement warrants until after consummation of our initial business combination. However, our sponsor will be permitted to transfer its private placement warrants to its permitted transferees. Our sponsor and its permitted transferees may make transfers of these private placement warrants to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay any dividends prior to the consummation of our initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then board of directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

Staggered board of directors

Our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, will provide that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer, our chairman or secretary or at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th day and not earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Shares Eligible For Future Sale

Immediately after the completion of this offering, we will have 38,625,000 shares of common stock (including 1,125,000 shares that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised) outstanding (or 43,125,000 shares if the underwriters’ over-allotment option is exercised in full). Of these shares, the 30,000,000 shares sold in this offering (or 34,500,000 shares if the over-allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,625,000 shares (7,500,000 shares if the underwriters’ over-allotment option is not exercised) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of these shares will be eligible for sale under Rule 144 prior to July 13, 2008. Notwithstanding this restriction, except in limited circumstances, (i) the private placement warrants will not be transferable until after the consummation of our initial business combination and (ii) the shares of common stock issued to the existing stockholders will not be transferable until one year following the consummation of our initial business combination. For more information about these exceptions, see the section entitled “Principal Stockholders.”

In addition, immediately prior to the consummation of our initial business combination, our sponsor will purchase 2,000,000 co-investment units at a purchase price of $10.00 per unit ($20,000,000 in the aggregate). The co-investment units, co-investment common stock and co-investment warrants, with limited exceptions, will not be transferable for one year after the date of our initial business combination. Our sponsor will be permitted to transfer its co-investment units, the co-investment common stock or co-investment warrants (including the common stock to be issued upon exercise of the co-investment warrants) to its permitted transferees. Our sponsor and its permitted transferees may make transfers of these securities to charitable organizations and trusts for estate planning purposes, to our other officers and directors, pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. Additionally, the warrants included in the co-investment units are (1) exercisable only after the date on which the last sales price of our common stock on the American Stock Exchange, or other national securities exchange on which our common stock may be traded, equals or exceeds $14.25 per share for any 20 trading days within any 30-trading-day period beginning at least 90 calendar days after the consummation of our initial business combination, (2) exercisable on a cashless basis so long as they are held by the original purchaser or its permitted transferees and (3) not subject to redemption by us.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 375,000 shares immediately after this offering (or 431,250 if the underwriters exercise their over-allotment option in full); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to be one of our affiliates at the time of, or at any time during the three months preceding, a sale and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that a promoter or affiliate of a blank check company and any of its transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the completion of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

Our sponsor will be entitled to make up to three demands that we register the 8,625,000 shares of common stock (including 1,125,000 shares of common stock that are subject to forfeiture to the extent the underwriters’ over-allotment option is not exercised), the 8,000,000 private placement warrants and the shares for which they are exercisable, and the 2,000,000 co-investment shares and the 2,000,000 co-investment warrants and the shares of common stock for which they are exercisable, pursuant to an agreement to be signed prior to the date of this prospectus. Our sponsor may elect to exercise its registration rights at any time beginning on the date three months prior to the expiration of the applicable transfer restrictions. The restricted transfer period for the shares and the co-investment shares of common stock expires on the date that is one year after the consummation of the initial business combination, and the restricted transfer period for the private placement warrants and the shares for which they are exercisable expires on the consummation of our initial business combination. Our directors will have “piggy-back” registration rights with respect to the share of common stock that they own prior to the completion of this offering, subject to the same limitations with respect to the transfer restriction period. In addition, our sponsor and our directors each have certain “piggy-back” registration rights with respect to the shares held by them on registration statements filed by us on or subsequent to the expiration of the applicable transfer restriction period and unlimited registration rights with respect to a registration statement on Form S-3. We will bear the expenses incurred in connection with the filing of any registration statement. Pursuant to the registration rights agreement, our sponsor and our executive officers and directors will waive any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol “NAQ.U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “NAQ” and “NAQ.WS,” respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

•	Stockholders equity of at least $4.0 million;

•	Total market capitalization of at least $50.0 million;

•	Aggregate market value of publicly held shares of at least $15.0 million;

•	Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

•	A minimum market price of $2.00 per unit.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock and warrants purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-United States tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the United States dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our units, common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “United States person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person. As used in this prospectus, the term “United States holder” means a beneficial owner of our securities that is a United States person and the term “non-United States holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded or pass-through entity for United States federal income tax purposes) that is not a United States person.

The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. A holder that is treated as a partnership for United States federal income tax purposes should consult its own tax advisor regarding the United States federal income tax considerations applicable to it and its partners of the purchase, ownership and disposition of our units, common stock and warrants.

This discussion is only a summary of material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws other than income and estate tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. We intend to treat each unit for United States federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Pursuant to this treatment, each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. In addition, pursuant to this treatment, a holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

Our view of the characterization of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, prospective investors are urged to consult their own tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or non-United States taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the characterization of the units and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a United States holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, qualified dividends received by a non-corporate United States holder generally will be subject to tax at the maximum tax rate accorded to capital gains for taxable years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Consummating an Initial Business Combination — Conversion Rights”, may prevent a United States holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the capital gains tax rate, as the case may be.

Dividends paid to a non-United States holder that are not effectively connected with the non-United States holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-United States holder who wishes to claim the benefit of an applicable income tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (1) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for the benefits of the applicable income tax treaty or (2) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-United States holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number). In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” below), we currently intend to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

Dividends that are effectively connected with a non-United States holder’s conduct of a trade or business in the United States and, if provided in an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by the non-United States holder in the United States are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates and are not subject to the United States withholding tax, provided that the non-United States holder establishes an exemption from such withholding by complying with certain certification and disclosure requirements. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-United States holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a United States holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of a share of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the United States holder’s holding period with respect to the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under “Proposed Business — Consummating an Initial Business Combination — Conversion Rights”, may prevent a United States holder from satisfying the applicable holding period requirements. In general, a United States holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of disposition of the unit, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market value of such common stock) and (ii) the United States holder’s adjusted tax basis in the share of common stock. A United States holder’s adjusted tax basis in the common stock generally will equal the United States holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate United States holder generally will be subject to a maximum rate of 15% for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains tax rate is scheduled to increase to 20%. The deduction of capital losses is subject to limitations, as is the deduction for losses upon a taxable disposition by a United States holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Any gain realized by a non-United States holder upon a sale, exchange or other taxable disposition of our common stock (whether or not held as part of a unit at the time of the sale, exchange, or other taxable disposition) generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the non-United States holder), (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (3) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-United States holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-United States holder owns or has owned, or is treated as owning, more than 5% of our common stock at any time during the five-year period ending on the date of disposition. Special rules may apply to the determination of the 5% threshold described in clause (3) of the preceding sentence in the case of a holder of a warrant (whether or not held as part of a unit). As a result, holders of warrants are urged to consult their own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold.

Net gain realized by a non-United States holder described in clauses (1) and (3) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates. Any gains of a foreign corporation non-United States holder described in clause (1) of the preceding paragraph may also be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Gain realized by an individual non-United States holder described in clause (2) of such paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax, even though the individual is not considered a resident of the United States. The gross proceeds from transactions that generate gains described in clause (3) of the preceding paragraph may be subject to a 10% withholding tax, which may be claimed by the non-United States holder as a credit against the non-United States holder’s United States federal income tax liability.

We do not believe that we currently are a “United States real property holding corporation.” Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for United States federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under the Code, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are converted or (2) all of the shares of our stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Dividends and Distributions.” After the application of those rules, any remaining tax basis of the holder in the converted common stock will be added to the holder’s adjusted tax basis in his remaining common stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other common stock constructively owned by it.

Persons who actually or constructively own 5% or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock.

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder generally will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., initially, $7.50 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant should begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise) or redemption of a warrant, a United States holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on the disposition of the unit that is allocated to the warrant based on the then fair market value of the warrant) and (ii) the United States holder’s tax basis in the warrant (that is, the portion of the United States holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Upon the expiration of a warrant (whether or not held as part of a unit at the time of such expiration), a United States holder will be required to recognize a taxable loss in an amount equal to the United States holder’s tax basis in the warrant. Such gain or loss will generally be treated as capital gain or loss and will be treated as long-term capital gain or loss if the warrant was held by the United States holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a United States holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such United States holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

The United States federal income tax treatment of a non-United States holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the United States federal income tax treatment of a non-United States holder’s gains recognized on a taxable disposition of our common stock, as described under “— Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a United States citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in the individual’s gross estate for United States federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to United States federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury Regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-United States holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-United States holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury Regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-United States holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. Such information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a United States person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-United States holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner.

Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury Regulations.

UNDERWRITING

We intend to offer the units described in this prospectus through the underwriters. Banc of America Securities LLC is acting as sole manager of this offering and as representative of the underwriters. We have entered into a firm commitment underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase, the number of units listed next to its name in the following table:

Underwriters	Number of Units

Banc of America Securities LLC

Total	30,000,000

The underwriting agreement is subject to a number of terms and conditions and provides that the underwriters must buy all of the units if they buy any of them. The underwriters will sell the units to the public when and if the underwriters buy the units from us.

The underwriters initially will offer the units to the public at the initial public offering price specified on the cover page of this prospectus. The underwriters may allow a concession of not more than $0.      per unit to selected dealers. The underwriters may also allow, and the dealers may re-allow, a concession of not more than $0.      per unit to some other dealers. If all the units that the underwriters have committed to purchase from us are not sold at the initial public offering price, the underwriters may change the public offering price and the concession and discount to broker/dealers. The units are offered subject to a number of conditions, including:

•	receipt and acceptance of the units by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Option to Purchase Additional Units

We have granted the underwriters an option to purchase up to 4,500,000 additional units at the same price per unit as they are paying for the units shown in the table above. These additional units would cover sales by the underwriters that exceed the total number of units shown in the table above. The underwriters may exercise this option at any time and from time to time, in whole or in part, within 30 days after the date of this prospectus. To the extent that the underwriters exercise this option, each underwriter will purchase additional units from us in approximately the same proportion as it purchased the units shown in the table above. We will pay the expenses associated with the exercise of this option.

Discounts and Commissions

The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by us. The amounts are shown assuming no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Us
Underwriting Discount	No Exercise	Full Exercise

Per Unit(1)	$0.35	$0.35
Total(1)	$10,500,000	$12,075,000

(1)	The total underwriting discount as a percentage of the gross offering proceeds is equal to 3.5%. This amount excludes deferred underwriting discounts and commissions equal to 3.5% of the gross proceeds, or $10,500,000 ($12,075,000 if the underwriters’ over-allotment option is exercised in full), or $0.35 per unit, which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds (less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights) will be released to the underwriters upon consummation of our initial business combination. If we do not consummate an initial business combination, the deferred underwriting discounts and commissions will not be paid to the underwriters and the full amount plus the retained interest thereon will be included in the amount available to our public stockholders upon our liquidation.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $750,000.

Listing

There is currently no market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol NAQ.U on or promptly after the date of this prospectus. Upon separate trading of the securities comprising the units, we anticipate that the common stock and the warrants will be listed on the American Stock Exchange under the symbols NAQ and NAQ.WS, respectively.

Stabilization

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units, including:

•	stabilizing transactions;

•	short sales;

•	syndicate covering transactions;

•	imposition of penalty bids; and

•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilizing transactions may include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units from us or on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked” shorts, which are short positions in excess of that amount. Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

The underwriters may close out any covered short position either by exercising their option to purchase additional units, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option.

A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The representative also may impose a penalty bid on underwriters and dealers participating in the offering. This means that the representative may reclaim from any syndicate members or other dealers participating in the offering the underwriting discount or selling concession on units sold by them and purchased by the representative in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market or otherwise.

Pursuant to Regulation M promulgated under the Securities Exchange Act, the distribution of the units will end and this offering will be completed when all of the units, including any over-allotted units, have been distributed. Because the underwriters have agreed that they may only exercise the over-allotment option to cover any short position that they may have, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution of the units.

Discretionary Accounts

The underwriters have informed us that they do not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the units.

IPO Pricing

Prior to this offering, there has been no public market for our common stock. The initial public offering price was negotiated between us and the underwriters. Among the factors considered in these negotiations were:

•	the history of, and prospects for companies whose principal business is the acquisition of other businesses;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our executive officers and their experience in identifying target businesses and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for target businesses;

•	the likely number of potential targets; and

•	our executive officers’ estimate of our operating expenses for the next 24 months.

Lock-up Agreement

Our executive officers, directors and existing stockholders have entered into a lock-up agreement with the underwriters. Under the terms of this agreement, and other than in respect of the co-investment units, we may not issue any new units, shares of common stock or warrants, or publicly announce the intention to do any of the foregoing, without the prior written consent of Banc of America Securities LLC, until or in connection with the consummation of our initial business combination. Additionally, subject to certain limited exceptions, our executive officers, directors and existing stockholders have agreed not to enter into any agreement to sell or transfer any of their common stock held prior to the completion of this offering, if any, until one year after the consummation of our initial business combination, and any of their private placement warrants, if any, until after the consummation of our initial business combination. These exceptions include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to our other officers and directors, transfers pursuant to a qualified domestic relations order and in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock or other securities for cash, securities or other property subsequent to our consummation of our initial business combination. This consent may be given at any time without public notice. However, if (1) during the last 17 days of the applicable lock-up period, we issue material news or a material event relating to us occurs or (2) before the expiration of the applicable lock-up period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the applicable lock-up period, the applicable lock-up period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

Selling Restrictions

Each underwriter intends to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers securities or has in its possession or distributes this prospectus.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State an offer of the securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)  in any other circumstances falling within Article 3 (2) of the Prospectus Directive,

provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the securities that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or investors belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and “limited circle of investors” having the meaning ascribed to them in Articles L. 411-2, D. 411-1, D. 411-2, D. 411-4, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus or any other materials related to the offering or information contained therein relating to the securities has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any securities acquired by any Permitted Investors may be made only as provided by Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monétaire et Financier and applicable regulations thereunder.

In addition:

•	an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) has only been communicated or caused to be communicated and will only be communicated or caused to be communicated ) in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	all applicable provisions of the FSMA have been complied with and will be complied with, with respect to anything done in relation to the securities in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The offering of the units has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, the units may not and will not be offered, sold or delivered, nor may or will copies of the prospectus or any other documents relating to the units be distributed in Italy, except (i) to professional investors (operatori qualificati), as defined in Article 31, second paragraph, of CONSOB Regulation No. 11522 of July 1, 1998, as amended, (the “Regulation No. 11522”), or (ii) in other circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (the “Financial Service Act”) and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended.

Any offer, sale or delivery of the units or distribution of copies of the prospectus or any other document relating to the units in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Regulation No. 11522, and any other applicable laws and regulations; (ii) in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and (iii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Any investor purchasing the units in the offering is solely responsible for ensuring that any offer or resale of the units it purchased in the offering occurs in compliance with applicable laws and regulations.

This prospectus and the information contained herein are intended only for the use of its recipient and, unless in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of the “Financial Service Act” and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, is not to be distributed, for any reason, to any third party resident or located in Italy. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

Italy has only partially implemented the Prospectus Directive and the provisions regarding “European Economic Area” above shall apply with respect to Italy only to the extent that the relevant provisions of the Prospectus Directive have already been implemented in Italy.

Insofar as the requirements above are based on laws which are superseded at any time pursuant to the implementation of the Prospectus Directive, such requirements shall be replaced by the applicable requirements under the Prospectus Directive.

Conflicts/Affiliates

The underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for certain of our affiliates for which services they have received, and may in the future receive, customary fees.

Indemnification

We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, and state securities legislation. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

LEGAL MATTERS

Sidley Austin llp will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP.

EXPERTS

The financial statements of NRDC Acquisition Corp. as of July 13, 2007 and for the period from July 10, 2007 (date of inception) through July 13, 2007 appearing in this prospectus and in the registration statement have been included in this prospectus and in the registration statement in reliance upon the report of Goldstein Golub Kessler LLP , independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

NRDC ACQUISITION CORP.
(a corporation in the development stage)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
NRDC Acquisition Corp.

We have audited the accompanying balance sheet of NRDC Acquisition Corp., a corporation in the development stage, (the Company) as of July 13, 2007, and the related statements of operations, stockholder’s equity and cash flows for the period from July 10, 2007 (inception) to July 13, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NRDC Acquisition Corp. as of July 13, 2007, and the results of its operations and its cash flows for the period from July 10, 2007 (inception) to July 13, 2007 in conformity with United States generally accepted accounting principles.

/s/  Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

July 25, 2007, except for the first paragraph of Note 3, the second and third paragraphs of Note 5, Note 6 and the first paragraph of Note 8 as to which the date is September 4, 2007 and the third and fourth paragraphs of Note 1, the third paragraph of Note 3 and the second paragraph of Note 8, as to which the date is September 27, 2007

NRDC ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET
July 13, 2007

ASSETS
Current asset — Cash	$225,000
Deferred offering costs	19,037

Total assets	$244,037

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$731
Accrued offering costs	19,037
Note payable to affiliate	200,000

Total current liabilities	219,768

Commitments
Stockholder’s equity:
Preferred stock, $0.0001 par value, 5,000 shares authorized; none issued and outstanding	—
Common Stock, $0.0001 par value, 106,000,000 shares authorized; 8,625,000 shares issued and outstanding	862
Additional paid-in capital	24,138
Deficit accumulated during the development stage	(731)

Total stockholder’s equity	24,269

Total liabilities and stockholder’s equity	$244,037

See notes to financial statements.

NRDC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the period from July 10, 2007 (inception) to July 13, 2007

Formation costs	$731

Net loss	$(731)

Basic and diluted net loss per share	$(0.00)

Weighted average shares outstanding — basic and diluted	8,625,000

See notes to financial statements.

NRDC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY
For the period from July 10, 2007 (Inception) to July 13, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development	Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Sale of shares at approximately $0.003 per share on July 13, 2007	8,625,000	$862	$24,138		$25,000
Net loss	—	—	—	$(731)	(731)

Balances at July 13, 2007	8,625,000	$862	$24,138	$(731)	$24,269

See notes to financial statements.

NRDC ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the period from July 10, 2007 (Inception) to July 13, 2007

Cash flows from operating activities:
Net loss	$(731)

Adjustments to reconcile net loss to net cash used in operating activities Increase in accrued expenses	731

Net cash used in operating activities	—

Cash flows from financing activities:
Proceeds from note payable to affiliate	200,000
Proceeds from sale of stock	25,000

Net cash provided by financing activities	225,000

Net increase in cash	225,000

Cash at beginning of period	—

Cash at end of period	$225,000

Supplemental schedule of non-cash financing activities Accrual of deferred offering costs	$19,037

See notes to financial statements.

NRDC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements

Note 1 —	Organization and Nature of Business Operations

NRDC Acquisition Corp. (the “Company”) is a blank check company incorporated on July 10, 2007 for the purpose of effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination with one or more existing operating businesses.

At July 13, 2007, the Company had not commenced any operations. All activity through July 13, 2007 relates to the Company’s formation and of the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward effecting a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination. As used herein, a “Business Combination” shall mean the acquisition of one or more businesses that at the time of the Company’s initial business combination has a fair market value of at least 80.0% of the Company’s assets held in the trust account excluding the deferred underwriting discounts and commissions from the proposed offering of $10,500,000 ($12,075,000 if the over-allotment option is exercised in full) and taxes payable.

Upon closing of the Proposed Offering, approximately 98.5% of the proceeds ($296.5 million, or $339.9 million if the over-allotment option is exercised in full) of this offering will be placed in a trust account invested until the earlier of (i) the consummation of the Company’s first Business Combination or (ii) the liquidation of the Company. The proceeds in the trust account include the deferred underwriting discount of $10,500,000 ($12,075,000 if the over-allotment option is exercised in full) that will be released to the underwriters on completion of a Business Combination (subject to a $0.35 per share reduction for public stockholders who exercise their conversion rights). Interest (after taxes) earned on assets held in the trust account will remain in the trust account. However, up to $2.25 million of the after tax interest earned on the trust account may be released to the Company to cover a portion of the Company’s operating expenses.

The Company will seek stockholder approval before it will effect any Business Combination. “Public Stockholders” is defined as the holders of common stock sold as part of the units in the Proposed Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning less than 30% of the shares sold in the Public Offering vote against the Business Combination and exercise their right to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account and a majority of the outstanding shares of the Company’s common stock vote in favor of an amendment to the Company’s amended and restated certificate of incorporation to provide for its perpetual existence.

If a Business Combination is approved and completed, Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the total amount on deposit in the trust account including the deferred underwriters’ discount, and including any interest earned on their portion of the trust account, net of up to $2.25 million of the after tax interest earned on the trust account which may be released to the Company to cover a portion of the Company’s operating expenses. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

The Company will liquidate and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income, plus any remaining net assets if the Company does not effect a Business Combination within 24 months after consummation of the Proposed Offering. In the

NRDC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the units to be offered in the Proposed Offering discussed in Note 3.)

Note 2 —	Summary of Significant Accounting Policies

Loss per Common Share

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times exceeds the Federal depository insurance coverage of $100,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. The Company has recorded a deferred tax asset for the tax effect of temporary differences of $249. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at July 13, 2007.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Deferred offering costs

Deferred offering costs consist of legal costs of $19,037 incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Recently issued accounting pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

Note 3 —	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 30,000,000 units (“Units”) at a price of $10.00 per unit. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and

NRDC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50, commencing the later of the completion of a Business Combination or one year from the date of this prospectus and expiring four years from the date of this prospectus, unless earlier redeemed. The warrants will be redeemable at the Company’s option, at a price of $0.01 per warrant upon 30 days’ written notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

Note 4 —	Note Payable to Affiliate and Related Party Transactions

The Company issued an aggregate $200,000 unsecured promissory note to NRDC Capital Management, LLC on July 13, 2007. The note is non-interest bearing and is payable on the earlier of the consummation of the offering by the Company or July 13, 2009. As of July 13, 2007, NRDC Capital Management, LLC, owned all of the outstanding equity interests in the Company.

Note 5 —	Commitments

The Company has agreed to pay up to $7,500 a month in total for office space and general and administrative services to NRDC Capital Management, LLC. Services will commence on the effective date of the offering and will terminate upon the earlier of (i) the completion of the Business Combination, or (ii) the Company’s liquidation.

NRDC Capital Management, LLC, the Company’s sole stockholder, has agreed to acquire warrants to purchase 8,000,000 shares of common stock from the Company at a price of $1.00 per warrant for a total of $8,000,000 in a private placement prior to the completion of this offering. NRDC Capital Management, LLC has further agreed that it will not sell or transfer these warrants until after the Company consummates a Business Combination. The purchase price of the private placement warrants approximates the fair value of such warrants.

Our sponsor has agreed to purchase from us an aggregate of 2,000,000 of our units at a price of $10.00 per unit for an aggregate purchase price of $20,000,000 in a private placement that will occur immediately prior to the consummation of our initial business combination. Each unit will consist of one share of common stock and one warrant.

NRDC ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements — (Continued)

Note 6 —	Common Stock

As of July 13, 2007, 8,625,000 shares of common stock are outstanding, held by one stockholder, NRDC Capital Management, LLC. On July 13, 2007, the Company issued 8,625,000 shares to NRDC Capital Management, LLC for $25,000 in cash, at an average purchase price of approximately $0.003 per share. If the over-allotment option is not exercised in full, NRDC Capital Management, LLC will forfeit the number of shares necessary to cause NRDC Capital Management, LLC to maintain a 20% ownership of the common shares after the Proposed Offering. NRDC Capital Management, LLC will forfeit 1,125,000 shares to the extent that the underwriters’ over-allotment is not exercised.

Note 7 —	Preferred Stock

The Company is authorized to issue 5,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 8 —	Subsequent Events

On September 4, 2007, the Company’s Board of Directors authorized a 6 for 5 stock split with respect to all outstanding shares of the Company’s common stock. On September 4, 2007, the Company’s Certificate of Incorporation was amended to increase the authorized shares of common stock from 70,000,000 to 106,000,000 shares of common stock. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

In September 2007, the Company and underwriters amended certain terms of the Proposed Offering. All disclosures herein reflect the amended terms.

Until          , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson, or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$300,000,000

NRDC ACQUISITION CORP.

30,000,000 Units

Prospectus
          , 2007

Banc of America Securities LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Initial Trustee’s fee	$1,000	(1)
SEC Registration Fee	18,536
FINRA filing fee	60,875
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	60,000
Printing and engraving expenses	90,000
Directors and Officers liability insurance premiums	300,000	(2)
Legal fees and expenses	400,000
Miscellaneous	100,000	(3)

Total	1,100,411

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $ for acting as trustee, as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants.

(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying over two years following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our second amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph A of Article Ninth of our second amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Since our inception on July 10, 2007, we sold 8,625,000 shares of common stock (after giving effect to our 6 for 5 stock split effected on September 4, 2007) without registration under the Securities Act:

Stockholders	Number of Shares

NRDC Capital Management, LLC	8,625,000

Such shares were issued on July 13, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited entities. The shares issued to the entity above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per share. Of these shares, 1,125,000 are subject to forfeiture to the extent the underwriters do not exercise their over-allotment option.

In addition, our officers and directors have committed to purchase from us 8,000,000 warrants at $1.00 per warrant (for an aggregate purchase price of $8,000,000). These purchases will take place on a private placement basis immediately prior to the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above individuals was made pursuant to a Subscription Agreement, dated as of July 13, 2007 (the form of which was filed as Exhibit 10.10 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investor’s control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.  Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Second Amended & Restated Certificate of Incorporation*
3.2	By-Laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Sidley Austin LLP*
10.1	Letter Agreement among the Registrant, Banc of America Securities LLC and NRDC Capital Management, LLC*
10.2	Letter Agreement among the Registrant, Banc of America Securities LLC and William L. Mack
10.3	Letter Agreement among the Registrant, Banc of America Securities LLC and Robert C. Baker
10.4	Letter Agreement among the Registrant, Banc of America Securities LLC and Richard A. Baker
10.5	Letter Agreement among the Registrant, Banc of America Securities LLC and Lee S. Neibart
10.6	Letter Agreement among the Registrant, Banc of America Securities LLC and Michael J. Indiveri*
10.7	Letter Agreement among the Registrant, Banc of America Securities LLC and Edward H. Meyer*
10.8	Letter Agreement among the Registrant, Banc of America Securities LLC and Laura Pomerantz*
10.9	Letter Agreement among the Registrant, Banc of America Securities LLC and Vincent Tese*
10.10	Letter Agreement among the Registrant, Banc of America Securities LLC and Ronald W. Tysoe*
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.12	Form of Letter Agreement between NRDC Capital Management, LLC and the Registrant regarding office space and administrative services*
10.13	Promissory Note issued by the Registrant to NRDC Capital Management, LLC*
10.14	Form of Registration Rights Agreement between the Registrant and NRDC Capital Management, LLC*
10.15	Subscription Agreement between the Registrant and NRDC Capital Management, LLC*
10.16	Private Placement Warrant Purchase Agreement between the Registrant and NRDC Capital Management, LLC
10.17	Form of Right of First Offer Agreement among the Registrant and NRDC Capital Management, LLC, NRDC Real Estate Advisors, LLC, NRDC Equity Partners, William L. Mack, Robert C. Baker, Richard A. Baker, Lee S. Neibart, Michael J. Indiveri, Edward H. Meyer, Laura Pomerantz, Vincent Tese and Ronald W. Tysoe*

Exhibit
No.	Description

10.18	Co-investment Agreement between the Registrant and NRDC Capital Management, LLC
10.19	Letter Agreement between the Registrant and Apollo Real Estate Advisors
14	Code of Ethics*
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter*
99.2	Nominating Committee Charter*

*	Previously filed

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant understands that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, NY, on the 10th day of October, 2007.

NRDC ACQUISITION CORP.

By:	/s/ Richard A. Baker
Richard A. Baker
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Baker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

* William L. Mack	Chairman of the Board	October 10, 2007

* Robert C. Baker	Vice Chairman of the Board	October 10, 2007

/s/ Richard A. Baker Richard A. Baker	Chief Executive Officer and Director (principal executive officer, principal accounting officer and principal financial officer)	October 10, 2007

* Lee S. Neibart	President and Director	October 10, 2007

* Michael J. Indiveri	Director	October 10, 2007

* Edward H. Meyer	Director	October 10, 2007

* Laura Pomerantz	Director	October 10, 2007

Name	Position	Date

* Vincent S. Tese	Director	October 10, 2007

* Ronald W. Tysoe	Director	October 10, 2007

*By:	/s/ Richard A. Baker
Richard A. Baker
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Second Amended & Restated Certificate of Incorporation*
3.2	By-Laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Sidley Austin LLP*
10.1	Letter Agreement among the Registrant, Banc of America Securities LLC and NRDC Capital Management, LLC*
10.2	Letter Agreement among the Registrant, Banc of America Securities LLC and William L. Mack
10.3	Letter Agreement among the Registrant, Banc of America Securities LLC and Robert C. Baker
10.4	Letter Agreement among the Registrant, Banc of America Securities LLC and Richard A. Baker
10.5	Letter Agreement among the Registrant, Banc of America Securities LLC and Lee S. Neibart
10.6	Letter Agreement among the Registrant, Banc of America Securities LLC and Michael J. Indiveri*
10.7	Letter Agreement among the Registrant, Banc of America Securities LLC and Edward H. Meyer*
10.8	Letter Agreement among the Registrant, Banc of America Securities LLC and Laura Pomerantz*
10.9	Letter Agreement among the Registrant, Banc of America Securities LLC and Vincent Tese*
10.10	Letter Agreement among the Registrant, Banc of America Securities LLC and Ronald W. Tysoe*
10.11	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant
10.12	Form of Letter Agreement between NRDC Capital Management, LLC and the Registrant regarding office space and administrative services*
10.13	Promissory Note issued by the Registrant to NRDC Capital Management, LLC*
10.14	Form of Registration Rights Agreement between the Registrant and NRDC Capital Management, LLC*
10.15	Subscription Agreement between the Registrant and NRDC Capital Management, LLC*
10.16	Private Placement Warrant Purchase Agreement between the Registrant and NRDC Capital Management, LLC
10.17	Form of Right of First Offer Agreement among the Registrant and NRDC Capital Management, LLC, NRDC Real Estate Advisors, LLC, NRDC Equity Partners, William L. Mack, Robert C. Baker, Richard A. Baker, Lee S. Neibart, Michael J. Indiveri, Edward H. Meyer, Laura Pomerantz, Vincent Tese and Ronald W. Tysoe*
10.18	Co-investment Agreement between the Registrant and NRDC Capital Management, LLC
10.19	Letter Agreement between the Registrant and Apollo Real Estate Advisors
14	Code of Ethics*
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)
99.1	Audit Committee Charter*
99.2	Nominating Committee Charter*

*	Previously filed